 Filed Pursuant to Rule 424(b)(5)
 Registration Nos. 333-276954 and 333-276954-01
Consent Solicitation Statement/Prospectus Supplement
(To Prospectus dated February 8, 2024)

Consent Solicitation and Offers to Guarantee
By Healthpeak Properties, Inc. and Healthpeak OP, LLC
for the following series of securities
Issuer	Debt Security Description	CUSIP No. / ISIN No.	Aggregate Principal Amount	Consent Payment
Physicians Realty L.P.	4.300% Senior Notes due 2027	71951Q AA0 / US71951QAA04	$400,000,000	$1.00 per $1,000
Physicians Realty L.P.	3.950% Senior Notes due 2028	71951Q AB8 / US71951QAB86	$350,000,000	$1.00 per $1,000
Physicians Realty L.P.	2.625% Senior Notes due 2031	71951Q AC6 / US71951QAC69	$500,000,000	$1.00 per $1,000

The Record Date (as defined herein) for the consent solicitation is February 9, 2024. The expiration time for the consent solicitation is 5:00 p.m., New York City time, on February 26, 2024, unless extended (such time and date, as it may be extended, the “Expiration Time”). Consents may be revoked at any time prior to the earlier of (i) the Expiration Time and (ii) with respect to a series of Securities (as defined below), the time at which the required consents for such series have been received (the “Revocation Deadline”). Any notice of revocation received after the Revocation Deadline will not be effective.

On October 29, 2023, Healthpeak Properties, Inc., a Maryland corporation (“Healthpeak Properties”), and certain of its subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Physicians Realty Trust (“Physicians Realty Trust”) and Physicians Realty L.P. (“Physicians Partnership”), pursuant to which, among other things, and through a series of transactions, (i) each outstanding common share of Physicians Realty Trust (other than Physicians Realty Trust common shares to be canceled in accordance with the Merger Agreement) will be converted into the right to receive 0.674 shares of Healthpeak Properties common stock, and (ii) each outstanding common unit of Physicians Partnership will be converted into common units in the successor entity to Physicians Partnership equal to the same exchange ratio. Following the transactions contemplated in the Merger Agreement (collectively, the “Mergers”), the successor entities to Physicians Realty Trust and Physicians Partnership will be direct and indirect subsidiaries of Healthpeak OP (as defined below), respectively. The Mergers and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the “Transactions.” The Transactions are expected to close on March 1, 2024, subject to the satisfaction or waiver of customary closing conditions, including the approval of the stockholders of Healthpeak Properties and the shareholders of Physicians Realty Trust.
Healthpeak Properties is soliciting consents of the holders of the above referenced 4.300% Senior Notes due 2027 (the “DOC 4.300% 2027 Notes”), 3.950% Senior Notes due 2028 (the “DOC 3.950% 2028 Notes”), and 2.625% Senior Notes due 2031 (the “DOC 2.625% 2031 Notes” and, together with the DOC 4.300% 2027 Notes and the DOC 3.950% 2028 Notes, the “Securities”) of Physicians Partnership, a direct subsidiary of Physicians Realty Trust, to certain proposed amendments to the Senior Indenture, dated as of March 7, 2017 (the “Base Indenture”) among Physicians Partnership, as issuer, Physicians Realty Trust, as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that First Supplemental Indenture, dated as of March 7, 2017 (the “First Supplemental Indenture”), governing the DOC 4.300% 2027 Notes, as supplemented by that Second Supplemental Indenture, dated as of December 1, 2017 (the “Second Supplemental Indenture”), governing the DOC 3.950% 2028 Notes and as supplemented by that Third Supplemental Indenture, dated as of October 13, 2021 (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures;” the Supplemental Indentures, together with the Base Indenture, are herein referred to as the “Indentures”), governing the DOC 2.625% 2031 Notes, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement/Prospectus Supplement (as may be amended or supplemented from time to time, this “prospectus supplement”).
In connection with the consent solicitation, and upon the terms and subject to the conditions set forth in this prospectus supplement, we are offering (i) the issuance of full and unconditional guarantees (collectively, the “Healthpeak Guarantees”) by the Healthpeak Guarantors (as defined below) of the due and punctual payment of principal of, and premium, if any, and interest on, the Securities, whether at stated maturity, upon acceleration, notice of redemption or otherwise under the Indentures and (ii) to make a payment (the “Consent Payment”) equal to $1.00 for each $1,000 principal amount of Securities to record holders of Securities who provide valid and unrevoked consents prior to the Expiration Time. The Healthpeak Guarantees will be issued by each of Healthpeak Properties and Healthpeak OP, LLC, a Maryland limited liability company and a direct subsidiary of Healthpeak Properties (“Healthpeak OP” and, together with Healthpeak Properties, the “Healthpeak Guarantors”), and will be senior unsecured obligations of each Healthpeak Guarantor and will rank pari passu with each Healthpeak Guarantor’s other general unsecured obligations. Assuming the required consents are obtained and the closing of the Transactions occurs, the Consent Payment will be made as soon as practicable following the closing of the Transactions. The Consent Payment is conditioned on the closing of the Transactions.
In order for the proposed amendments to be adopted with respect to a series of Securities, valid and unrevoked consents must be received from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date. The proposed amendments with respect to each series of Securities are also subject to and conditioned upon, among other things, the receipt of requisite consents from holders of each other series of Securities, although this condition may be waived in our sole discretion with respect to any series of Securities for which we receive valid and unrevoked consents from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, such that if the required consents are received from the holders of a particular series of the Securities, but not all series of Securities, the proposed amendments may be adopted, in our sole discretion, with respect to each series for which we have received the required consents.
Promptly following receipt of the required consents and the closing of the Transactions (the “Effective Time”), (i) the Healthpeak Guarantors, Physicians Realty Trust, Physicians Partnership and the Trustee will enter into a fourth supplemental indenture to the Indentures (the “Fourth Supplemental Indenture”) setting forth the amendments to the Indentures and the terms of the Healthpeak Guarantees and (ii) the Healthpeak Guarantors will execute and deliver notations of guarantee with respect to the Healthpeak Guarantees. The proposed amendments will become effective at the Effective Time upon the execution and delivery of the Fourth Supplemental Indenture by each of the parties thereto and the Healthpeak Guarantors’ execution and delivery of notations of guarantee with respect to the Healthpeak Guarantees. At the Effective Time, if the proposed amendments to each series of Securities become effective, it is expected that the successors of Physicians Partnership and Physicians Realty Trust will issue unconditional and irrevocable guarantees of the prompt payment, when due, of any amount owed to the holders of the senior unsecured notes issued under, and any other amounts due pursuant to, Healthpeak Properties’ and Healthpeak OP’s existing indentures, as well as guarantee Healthpeak OP’s obligations under its revolving credit facility, term loan facilities and commercial paper program. The result of the foregoing transactions is that, following the Effective Time, the same group of entities (consisting of the Healthpeak Guarantors and the successors of Physicians Partnership and Physicians Realty Trust) will be an obligor, either as an issuer or as a guarantor, with respect to each series of the Securities, the successor of Physicians Partnership’s term loan facility, and Healthpeak OP’s senior unsecured notes, revolving credit facility, term loan facilities and commercial paper program, such that all such indebtedness will rank pari passu in right of payment with no structural subordination.
If the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, (i) all holders of the Securities will be bound by the Indentures, as amended by the Fourth Supplemental Indenture and (ii) all holders of the Securities will receive the Healthpeak Guarantees pursuant to the terms of the Fourth Supplemental Indenture even if they did not consent to the proposed amendments. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment. If the required consents are not obtained with respect to any series of Securities, (i) the Healthpeak Guarantee from Healthpeak OP will not be provided with respect to such series (and we would have no obligation to provide the Healthpeak Guarantee from Healthpeak Properties, but would expect to do so in order to satisfy Physicians Partnership’s reporting obligations under the applicable Indenture with the reports filed by Healthpeak Properties with the SEC (as defined below) pursuant to the Exchange Act (as defined below)), (ii) no holder of such series will be eligible to receive the Consent Payment and (iii) the provisions of the Indenture(s) with respect to such series will remain unchanged. In addition, the Consent Payment will not be made if the closing of the Transactions does not occur. Healthpeak Properties holds no material assets, other than its investment in Healthpeak OP. If Healthpeak Properties, but not Healthpeak OP, provides a guarantee of the Securities, the Healthpeak Guarantee from Healthpeak Properties of such Securities would be structurally subordinated to all indebtedness, preferred stock liabilities and other obligations of Healthpeak OP. See “Risk Factors — Healthpeak Properties has no significant operations, other than as Healthpeak OP’s managing member, and no material assets, other than its investment in Healthpeak OP, and most of Healthpeak OP’s assets are held through direct or indirect subsidiaries. If the proposed amendments to any series of Securities do not become effective, the Healthpeak Guarantee from Healthpeak Properties of such series of Securities will be structurally subordinated to all existing and future indebtedness, preferred stock, liabilities and other obligations of Healthpeak OP.”
Providing your consent involves risks. For a discussion of factors to be considered before deciding whether to consent, see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” on pages S-iv and S-6 of this prospectus supplement, respectively, as well as the information under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any other securities regulator has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Solicitation Agents for the consent solicitation are
Barclays	Morgan Stanley
February 12, 2024

Prospectus Supplement
Prospectus

S-i

IMPORTANT INFORMATION
With respect to the Securities, the consent solicitation is being conducted in a manner eligible for use of the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”). The Information and Tabulation Agent (as identified below) will establish an ATOP account (i.e., Contra CUSIP) on behalf of us with respect to the Securities held in DTC promptly after the date of this prospectus supplement. The Information and Tabulation Agent and DTC will confirm that the consent solicitation is eligible for ATOP, whereby participants in DTC (“DTC Participants”) may make book-entry delivery of consents with respect to the Securities by causing DTC to transfer Securities into the Contra CUSIP or electronically deliver consents. Deliveries of consents with respect to the Securities are effected through DTC’s ATOP procedures by delivery of an Agent’s Message (as defined below) by DTC to the Information and Tabulation Agent. The confirmation of a book-entry transfer into the ATOP account at DTC is referred to as a “Book-Entry Confirmation.” Delivery of required documents to DTC does not constitute delivery to the Information and Tabulation Agent.
“Agent’s Message” means a message transmitted by DTC and received by the Information and Tabulation Agent, which states that DTC has received an express acknowledgment from the DTC Participant delivering consents that such DTC Participant (i) has received and agrees to be bound by the terms of the consent solicitation as set forth in this prospectus supplement and that Healthpeak Properties may enforce such agreement against such DTC Participant, and (ii) consents to the proposed amendments and the execution and delivery of the Fourth Supplemental Indenture as described in this prospectus supplement.
The delivery of a consent will not affect a holder’s right to sell or transfer its Securities. Only holders of record as of the Record Date, or their duly designated proxies, including, for the purposes of the Consent Solicitation, DTC Participants, may submit a consent with respect to the Securities. A properly delivered consent for Securities shall bind the holders of the Securities executing the same and any subsequent registered holder or transferee of the Securities to which such consent relates.
Only holders of record as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to deliver consents with respect to the Securities and, upon the terms and subject to the conditions set forth in this prospectus supplement, receive the Consent Payment with respect to the Securities. Consents may be delivered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A duly delivered consent shall bind the holders executing the same and any subsequent registered holder or transferee of the Securities to which such consent relates. Any subsequent transferees of such holders will not be eligible to receive the Consent Payment.
CONSENTS WITH RESPECT TO THE SECURITIES MUST BE ELECTRONICALLY DELIVERED IN ACCORDANCE WITH DTC’S ATOP PROCEDURES. UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER DELIVER ANY SECURITIES.
*   *    *
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where such offer is unlawful. None of the delivery of this prospectus supplement or the accompanying prospectus, the issuance of the Healthpeak Guarantees or the making of the Consent Payment will under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus, or that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operation and prospects may have changed since those dates.
References in this prospectus supplement to “Healthpeak” “we,” “us” and “our” are to Healthpeak Properties and its consolidated subsidiaries, including Healthpeak OP, unless otherwise stated or the context so requires.

S-ii

The terms of the Healthpeak Guarantees are fully set forth in this prospectus supplement. The Healthpeak Guarantees are not being issued under any existing indenture of Healthpeak Properties or Healthpeak OP.
We have appointed Global Bondholder Services Corporation (“GBSC”) as the Information and Tabulation Agent, and Barclays Capital Inc. (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) as the Solicitation Agents, with respect to the consent solicitation.
None of Healthpeak Properties, Healthpeak OP, Physicians Realty Trust, Physicians Partnership, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates makes any recommendation as to whether holders of Securities should deliver any consent. Each holder must make its own decision as to whether to deliver consents.
If any information in this prospectus supplement is inconsistent with that in the accompanying prospectus, then the information contained and incorporated by reference in this prospectus supplement shall supersede that in the accompanying prospectus.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information contained in this prospectus supplement is accurate only as of the date hereof.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “probably,” “potential,” “looking forward,” “continue,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” and “would,” are used to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts.
Undue reliance should not be placed on forward-looking statements, which represent our views only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic filings with the SEC. Certain factors that could prevent us from achieving our stated goals include those set forth under “Risk Factors” herein, in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other reports filed with the SEC pursuant to the Exchange Act.
IMPORTANT DATES
Holders of Securities should take note of the following important dates in connection with the consent solicitation:
Date	Date	Event
Record Date	5:00 p.m., New York City time, on February 9, 2024.	The record date for determining the holders of Securities entitled to deliver consents and receive the Consent Payment.
Revocation Deadline	The earlier of (i) the Expiration Time and (ii) with respect to a series of Securities, the time at which the required consents for such series have been received.	The deadline for holders of Securities to validly revoke consents. Consents delivered after the Revocation Deadline may not be withdrawn. If a consent is validly revoked, the revoking holder will no longer be eligible to receive the Consent Payment in respect of such revoked consent (unless such holder validly re-delivers a consent prior to the Expiration Time).
Expiration Time	5:00 p.m., New York City time, on February 26, 2024, unless extended by Healthpeak Properties in its sole discretion.	The last day and time for holders of Securities to deliver consents to be eligible to receive the Consent Payment.
Effective Time	Assuming receipt of the required consents, the date of the closing of the Transactions.	The proposed amendments will become effective upon the execution and delivery of the Fourth Supplemental Indenture and the Healthpeak Guarantors’ execution and delivery of the Healthpeak Guarantees.

S-iv

Date	Date	Event
Payment Date	Assuming receipt of the required consents and the closing of the Transactions, as soon as practicable after the closing of the Transactions.	Payment of the Consent Payment will be made by the delivery of the aggregate amount of Consent Payment due to or at the direction of the Information and Tabulation Agent for distribution to the holders entitled thereto. The Trustee shall have no responsibility for distribution of the Consent Payment to holders entitled thereto. The Consent Payment is conditioned on the closing of the Transactions.

S-v

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION
Q:
Why is Healthpeak Properties making the consent solicitation?

A:
Healthpeak Properties is soliciting consents to amend the Indentures in order to have the same group of obligors for all series of public debt securities issued by Healthpeak Properties and its subsidiaries upon consummation of the Transactions, and to more closely align the covenants contained in the Indentures with those contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures. The proposed amendments to the Indentures, which will become effective at the Effective Time, will (i) conform the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants to the corresponding covenants in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (ii) eliminate the maintenance of properties covenant, which is not contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (iii) amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations, (iv) conform the events of default section to the corresponding events of default section in Healthpeak Properties’ and Healthpeak OP’s existing indentures and (v) provide for the terms of the Healthpeak Guarantees. Also at the Effective Time, it is expected that the successors of Physicians Realty Trust and Physicians Partnership will issue unconditional and irrevocable guarantees of the prompt payment, when due, of any amount owed to the holders of the senior secured notes issued under, and any other amounts due pursuant to, Healthpeak Properties’ and Healthpeak OP’s existing indentures, as well as guarantee Healthpeak OP’s obligations under its revolving credit facility, term loan facilities and commercial paper program.

The result of the foregoing transactions is that, following the Effective Time, the same group of entities (consisting of the Healthpeak Guarantors and the successors of Physicians Partnership and Physicians Realty Trust) will be an obligor, either as an issuer or as a guarantor, with respect to each series of the Securities, the successor of Physicians Partnership’s term loan facility, and Healthpeak OP’s senior unsecured notes, revolving credit facility, term loan facilities and commercial paper program, such that all such indebtedness will rank pari passu in right of payment with no structural subordination.
Q:
Who is responsible for assessing the merits of the consent solicitation?

A:
Each holder is responsible for assessing the merits of the consent solicitation. None of Healthpeak Properties, Healthpeak OP, Physicians Realty Trust, Physicians Partnership, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates has made or will make any assessment of the merits of the consent solicitation or the impact of the consent solicitation on the interests of the holders of Securities, or makes any recommendation as to whether a holder of Securities should deliver any consent. Each holder must make its own decision as to whether to deliver consents.

Q:
What will happen if I consent and the consent solicitation is successful?

A:
If the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, you will be entitled to receive the Consent Payment of $1.00 per $1,000 principal amount of Securities for which you deliver a valid consent prior to the Expiration Time that is not properly revoked prior to the Revocation Deadline. Assuming receipt of the required consents and the closing of the Transactions, the Consent Payment will be paid as soon as practicable following the closing of the Transactions. The Consent Payment is conditioned on the closing of the Transactions. In addition, if the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, (i) all holders of the Securities will be bound by the Indentures, as amended by the Fourth Supplemental Indenture and (ii) all holders of the Securities will receive the Healthpeak Guarantees pursuant to the terms of the Fourth Supplemental Indenture even if they did not consent to the proposed amendments.

S-vi

Q:
What are the consequences if the required consents are not obtained?

A:
If the required consents are not obtained with respect to any series of Securities, (i) no holder of such series will be eligible to receive the Consent Payment and (ii) the provisions of the Indenture(s) with respect to such series will remain unchanged; however, at the Effective Time, whether or not the proposed amendments become effective, we intend to provide the Healthpeak Guarantee from Healthpeak Properties with respect to all series of Securities and amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations. As a result, after the Effective Time, whether or not the proposed amendments become effective, Physicians Partnership’s reporting obligation under the Indentures may be satisfied by Healthpeak Properties’ reports filed with the SEC pursuant to the Exchange Act.

Q:
What are the consequences if the required consents are received from the holders of a particular series but not all series of Securities?

A:
The proposed amendments with respect to each series of Securities are also subject to and conditioned upon, among other things, the receipt of requisite consents from holders of each other series of Securities, although this condition may be waived in our sole discretion with respect to any series of Securities for which we receive valid and unrevoked consents from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, such that if the required consents are received from the holders of a particular series of the Securities, but not all series of Securities, the proposed amendments may be adopted, in our sole discretion, with respect to each series for which we have received the required consents, and we would provide guarantees from both Healthpeak Guarantors to any consenting series only. For more information about the consequences if the required consents are received from the holders of a particular series, but not all series of Securities, see “Risk Factors — Healthpeak Properties has no significant operations, other than as Healthpeak OP’s managing member, and no material assets, other than its investment in Healthpeak OP, and most of Healthpeak OP’s assets are held through direct or indirect subsidiaries. If the proposed amendments to any series of Securities do not become effective, the Healthpeak Guarantee from Healthpeak Properties of such series of Securities will be structurally subordinated to all existing and future indebtedness, preferred stock, liabilities and other obligations of Healthpeak OP.”

Q:
What are the consequences if the required consents are obtained but I do not consent?

A:
If the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, (i) all holders of the Securities will be bound by the Indentures, as amended by the Fourth Supplemental Indenture and (ii) all holders of the Securities will receive the Healthpeak Guarantees pursuant to the terms of the Fourth Supplemental Indenture even if they did not consent to the proposed amendments. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment.

Q:
Will the Securities be deregistered?

A:
Separately from the consent solicitation and regardless of whether the required consents are obtained, as a result of the Transactions, pursuant to Section 15(d) of the Exchange Act, as soon as permitted by applicable law, the successors of Physicians Realty Trust and Physicians Partnership will deregister the Securities. As a result of such deregistration, Physicians Realty Trust will no longer be required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or Section 314 of the Trust Indenture Act of 1939, as amended. The deregistration of the Securities will occur when permitted regardless of whether the required consents are obtained and the proposed amendments are made effective.

Q:
How do I consent?

A:
Consents with respect to the Securities must be electronically delivered in accordance with DTC’s ATOP procedures. Consents may be delivered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Consent

S-vii

Procedures — Procedures for Delivering Consents.” Questions concerning the consent procedures should be directed to the Information and Tabulation Agent at (855) 654-2015 or contact@gbsc-usa.com.
Q:
Who is responsible for complying with the procedures of the consent solicitation?

A:
Holders are responsible for complying with all of the procedures for submitting consents. None of Healthpeak Properties, Healthpeak OP, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for informing holders of irregularities with respect to any consent. All consents delivered and not validly revoked by the Revocation Deadline will be irrevocable thereafter.

Q:
Will Securities for which consents are delivered be blocked from trading?

A:
The delivery of a consent will not affect a holder’s right to sell or transfer its Securities. Only holders of record as of the Record Date, or their duly designated proxies, including, for the purposes of the Consent Solicitation, DTC Participants, may submit a consent with respect to the Securities. A properly delivered consent for Securities shall bind the holders of the Securities executing the same and any subsequent registered holder or transferee of the Securities to which such consent relates.

Q:
What is the deadline to consent?

A:
The Expiration Time (the deadline to consent) is 5:00 p.m., New York City time, on February 26, 2024, unless extended by Healthpeak Properties in its sole discretion.

Q:
What is the vote needed for the proposed amendments to be adopted?

A:
In order for the proposed amendments to be adopted with respect to a series of Securities, valid and unrevoked consents must be received from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date. The proposed amendments with respect to each series of Securities are also subject to and conditioned upon, among other things, the receipt of requisite consents from holders of each other series of Securities, although this condition may be waived in our sole discretion with respect to any series of Securities for which we receive valid and unrevoked consents from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, such that if the required consents are received from the holders of a particular series of the Securities, but not all series of Securities, the proposed amendments may be adopted, in our sole discretion, with respect to each series for which we have received the required consents.

Q:
To whom should I direct any questions?

A:
Questions concerning the terms of the consent solicitation, consent procedures and requests for additional copies of this prospectus supplement should be directed to the Information and Tabulation Agent at (855) 654-2015 or contact@gbsc-usa.com or the Solicitation Agents at (800) 438-3242 or us.lm@barclays.com or (800) 624-1808 or debt_advisory@morganstanley.com.

S-viii

SUMMARY
The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Capitalized term used in this Summary have the meanings set forth elsewhere in this prospectus supplement.
The Issuer
Physicians Realty L.P.
The Securities
4.300% Senior Notes due 2027
3.950% Senior Notes due 2028
2.625% Senior Notes due 2031
Purpose of the Consent Solicitation
Healthpeak Properties is soliciting consents to amend the Indentures in order to have the same group of obligors for all series of public debt securities issued by Healthpeak Properties and its subsidiaries upon consummation of the Transactions, and to more closely align the covenants contained in the Indentures with those contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures. The proposed amendments to the Indentures, which will become effective at the Effective Time, will (i) conform the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants to the corresponding covenants in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (ii) eliminate the maintenance of properties covenant, which is not contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (iii) amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations, (iv) conform the events of default section to the corresponding events of default section in Healthpeak Properties’ and Healthpeak OP’s existing indentures and (v) provide for the terms of the Healthpeak Guarantees. Also at the Effective Time, it is expected that the successors of Physicians Realty Trust and Physicians Partnership will issue unconditional and irrevocable guarantees of the prompt payment, when due, of any amount owed to the holders of the senior unsecured notes issued under, and any other amounts due pursuant to, Healthpeak Properties’ and Healthpeak OP’s existing indentures, as well as guarantee Healthpeak OP’s obligations under its revolving credit facility, term loan facilities and commercial paper program.
The result of the foregoing transactions is that, following the Effective Time, the same group of entities (consisting of the Healthpeak Guarantors and the successors of Physicians Partnership and Physicians Realty Trust) will be an obligor, either as an issuer or as a guarantor, with respect to each series of the Securities, the successor of Physicians Partnership’s term loan facility, and Healthpeak OP’s senior unsecured notes, revolving credit facility, term loan facilities and commercial paper program, such that all such indebtedness will rank pari passu in right of payment with no structural subordination.
The Consent Solicitation
In connection with the proposed amendments to the Indentures, we are seeking valid and unrevoked consents from registered holders of the Securities outstanding on the Record Date. In return for such consents, if the Transactions close and the Fourth Supplemental Indenture is executed, and upon the terms and subject to the conditions set forth in this prospectus supplement, we are offering to (i) issue the Healthpeak Guarantees and (ii) make the Consent Payment to record holders of Securities who provide valid and unrevoked consents prior to the Expiration Time.
The Consent Payment
Assuming the required consents are obtained and the closing of the Transactions occurs, a payment equal to $1.00 for each $1,000 principal amount of Securities will be made as soon as practicable following the closing of the Transactions to holders of Securities who provide valid and unrevoked consents prior to the Expiration Time. The Consent Payment is conditioned on the closing of the Transactions.
Consents Required to Adopt the Proposed Amendments
In order for the proposed amendments to be adopted with respect to a series of Securities, valid and unrevoked consents must be received from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date. The proposed amendments with respect to each series of Securities are also subject to and conditioned upon, among other things, the receipt of requisite consents from holders of each other series of Securities, although this condition may be waived in our sole discretion with respect to any series of Securities for which we receive valid and unrevoked consents from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, such that if the required consents are received from the holders of a particular series of the Securities, but not all series of Securities, the proposed amendments may be adopted, in our sole discretion, with respect to each series for which we have received the required consents.
See “The Consent Solicitation — Description of the Proposed Amendments” and Annex A to this prospectus supplement.
Conditions of the Consent Solicitation
With respect to each series of Securities, the proposed amendments to the Indentures and the issuance of the Healthpeak Guarantees are subject to and conditioned upon (i) the receipt of requisite consents from holders of each series of Securities on or prior to the Expiration Time, (ii) the closing of the Transactions and (iii) the execution of the Fourth Supplemental Indenture. We may waive the condition described in clause (i) above in our sole discretion with respect to any series of Securities for which we receive valid and unrevoked consents from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, such that if the required consents are received from the holders of a particular series of the Securities, but not all series of Securities, the proposed amendments may be adopted, in our sole discretion, with respect to each series for which we have received the required consents. See “The Consent Solicitation — Conditions of the Consent Solicitation.”
Record Date
The record date for determining the holders of Securities entitled to deliver consents and receive the Consent Payment in connection with the consent solicitation is 5:00 p.m., New York City time, on February 9, 2024. Only holders of Securities as of the Record Date are eligible to deliver consents and, upon the terms and subject to the conditions set forth in this prospectus supplement, receive the Consent Payment. Any subsequent transferees of such holders will not be eligible to receive the Consent Payment.
Expiration Time
The consent solicitation will expire at 5:00 p.m., New York City time, on February 26, 2024, unless extended by Healthpeak Properties in its sole discretion.
Revocation of Consents
Consents delivered may be validly withdrawn at any time at or prior to the Revocation Deadline, which is the earlier of (i) the Expiration Time and (ii) with respect to a series of Securities, the time at which the required consents for such series have been received. Holders who wish to exercise their right of revocation with respect to a consent must deliver a properly formatted and transmitted revocation request message complying with the procedures set forth herein to the Information and Tabulation Agent prior to the Revocation Deadline. See “Consent Procedures — Revocation of Consents.”
Procedures for Consenting
Consents with respect to the Securities must be electronically delivered in accordance with DTC’s ATOP procedures. See “Consent Procedures — Procedures for Delivering Consents.” Providing your consent involves risks. For a discussion of factors to be considered before deciding whether to consent, see “Risk Factors.”
Consequences of Failure to Consent
If the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, (i) all holders of the Securities will be bound by the Indentures, as amended by the Fourth Supplemental Indenture and (ii) all holders of the Securities will receive the Healthpeak Guarantees pursuant to the terms of the Fourth Supplemental Indenture even if they did not consent to the proposed amendments. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment.
Material Tax Considerations
For a summary of the material U.S. federal income tax consequences of the consent solicitation, see “Material U.S. Federal Income Tax Consequences.”
Use of Proceeds
None of Healthpeak Properties, Healthpeak OP, Physicians Realty Trust or Physicians Partnership will receive any cash proceeds from the consent solicitation or the issuance of the Healthpeak Guarantees.
Solicitation Agents
Barclays and Morgan Stanley are serving as the Solicitation Agents for the consent solicitation. The contact information of the Solicitation Agents is listed on the back cover of this prospectus supplement.
Information and Tabulation
Agent
Global Bondholder Services Corporation is serving as the Information and Tabulation Agent for the consent solicitation. The contact information of the Information and Tabulation Agent is listed on the back cover of this prospectus supplement.
Further Information;
Questions
Questions concerning consent procedures and requests for additional copies of this prospectus supplement, as well as questions concerning the terms of the consent solicitation, should be directed to the Information and Tabulation Agent at its contact information listed on the back cover of this prospectus supplement.

Corporate Structure
The following chart reflects the corporate structure and principal unsecured indebtedness of the Healthpeak Guarantors and Physicians Partnership and Physicians Realty Trust as of the date of this prospectus supplement.
Existing Structures
The following chart reflects the corporate structure and principal unsecured indebtedness of the Healthpeak Guarantors and the successors to Physicians Partnership and Physicians Realty Trust as of the Effective Time, including the Healthpeak Guarantees offered hereby.
Structure After Effective Time

(1)
If the required consents are not obtained with respect to any series of Securities, the Healthpeak Guarantee from Healthpeak OP will not be provided with respect to such series (and we would have no obligation to provide the Healthpeak Guarantee from Healthpeak Properties, but would expect to do so in order to satisfy Physicians Partnership’s reporting obligations under the applicable Indenture with the reports filed by Healthpeak Properties with the SEC pursuant to the Exchange Act). Healthpeak Properties holds no material assets, other than its investment in Healthpeak OP. See “Risk Factors —  Healthpeak Properties has no significant operations, other than as Healthpeak OP’s managing member, and no material assets, other than its investment in Healthpeak OP, and most of Healthpeak OP’s assets are held through direct or indirect subsidiaries. If the proposed amendments to any series of Securities do not become effective, the Healthpeak Guarantee from Healthpeak Properties of such series of Securities will be structurally subordinated to all existing and future indebtedness, preferred stock, liabilities and other obligations of Healthpeak OP.”
(2)
At the Effective Time, if the proposed amendments to each series of Securities become effective, it is expected that the successors of Physicians Realty Trust and Physicians Partnership following the Mergers will issue unconditional and irrevocable guarantees of the prompt payment, when due, of any amount owed to the holders of the securities issued under, and any other amounts due pursuant to, Healthpeak Properties’ and Healthpeak OP’s existing indentures, as well as guarantee Healthpeak OP’s obligations under its revolving credit facility, term loan facilities and commercial paper program.

(3)
The successor of Physicians Realty Trust is expected to be DOC DR Holdco, LLC, a Maryland limited liability company and wholly owned subsidiary of Healthpeak OP.

(4)
The successor of Physicians Partnership is expected to be DOC DR, LLC (“DOC DR OP Sub”), a Maryland limited liability company. Following the Mergers, Healthpeak OP is expected to indirectly own 96.1% of the economic interest in DOC DR OP Sub.

(5)
Following the Mergers, DOC DR OP Sub is expected to be the borrower under a $400 million unsecured term loan, and it is expected that Physicians Partnership’s other senior unsecured notes and revolving credit facility will be repaid.

RISK FACTORS
You should carefully consider each of the risks and uncertainties set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other reports filed with the SEC pursuant to the Exchange Act, each of which “Risk Factors” section is incorporated by reference in this prospectus supplement, and all of the other information contained or incorporated by reference in this prospectus supplement. The risks below should be considered along with the other risks described in the filings incorporated by reference in this prospectus supplement. See “Where You Can Find More Information and Incorporation by Reference.”
The Healthpeak Guarantees are unsecured and will be effectively junior to secured indebtedness that the Healthpeak Guarantors may incur in the future and will be structurally subordinated to the obligations of each Healthpeak Guarantor’s subsidiaries.
Each Healthpeak Guarantee will be a senior unsecured obligation of the applicable Healthpeak Guarantor and will rank pari passu with such Healthpeak Guarantor’s other unsecured debt obligations. Holders of any secured debt that a Healthpeak Guarantor may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the applicable Healthpeak Guarantee. Holders of a Healthpeak Guarantor’s secured debt would also have priority over unsecured creditors in the event of such Healthpeak Guarantor’s bankruptcy, liquidation or similar proceeding. As a result, each Healthpeak Guarantee will be effectively junior to any secured debt that the applicable Healthpeak Guarantor may issue in the future. As of December 31, 2023, the Healthpeak Guarantors had $255 million in secured debt outstanding. Each Healthpeak Guarantee will also be structurally subordinated to the obligations of the applicable Healthpeak Guarantor’s subsidiaries. Holders of the Securities will not have any claim as a creditor against subsidiaries of Healthpeak Properties that are not guarantors of the Securities, other than the successors of Physicians Realty Trust and Physicians Partnership, as applicable (subject to the right of a Healthpeak Guarantor to substitute itself as obligor).
If the proposed amendments to the Indentures are approved, the Transactions close and the Fourth Supplemental Indenture is executed, Physicians Realty Trust and Physicians Partnership will be subject to fewer restrictions on their conduct than they are currently subject to.
If the proposed amendments to the Indentures become effective, the covenants in the Indentures, as amended by the Fourth Supplemental Indenture, would generally impose fewer restrictions on the conduct of Physicians Realty Trust and Physicians Partnership than the covenants currently in the Indentures. The proposed amendments would allow Physicians Realty Trust and Physicians Partnership to take actions that would otherwise have been restricted or conditioned. See “The Consent Solicitation — Description of the Proposed Amendments” and Annex A to this prospectus supplement for more information about the differences between what actions are currently restricted by the covenants currently applicable to the Securities and what actions would be restricted by the covenants following the effectiveness of the proposed amendments.
Healthpeak Properties has no significant operations, other than as Healthpeak OP’s managing member, and no material assets, other than its investment in Healthpeak OP, and most of Healthpeak OP’s assets are held through direct or indirect subsidiaries. If the proposed amendments to any series of Securities do not become effective, such series of Securities will be structurally subordinated to all existing and future indebtedness, preferred stock, liabilities and other obligations of Healthpeak OP.
At the Effective Time, whether or not the proposed amendments become effective, we intend to provide the Healthpeak Guarantee from Healthpeak Properties with respect to all series of Securities and amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations. However, Healthpeak Properties has no significant operations, other than as Healthpeak OP’s managing member, and no material assets, other than its investment in Healthpeak OP, and most of Healthpeak OP’s assets are held through direct or indirect subsidiaries. Therefore, if the successor of Physicians Partnership following the Mergers fails to make a payment on the Securities when due, there can be no assurance that Healthpeak Properties would have funds to pay that amount pursuant to its guarantee.

Furthermore, we will provide the Healthpeak OP guarantee with respect to any series only if the proposed amendments become effective with respect to such series, which will only happen if either (i) the required consents are obtained from all series or (ii) the required consents are obtained from such series of Securities, but not all series of Securities, and we waive the condition that the required consents are obtained from all series. Consequently, if the required consents are not obtained with respect to any series of Securities and only the Healthpeak Guarantee from Healthpeak Properties is provided, holders of such series of Securities would generally benefit only from the assets of Physicians Partnership and Physicians Realty Trust, and the Healthpeak Guarantee from Healthpeak Properties of such Securities would be structurally subordinated to all indebtedness, liabilities and other obligations of Healthpeak OP.
Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the Healthpeak Guarantees or could subordinate the Healthpeak Guarantees to all other debts and guarantees of the Healthpeak Guarantors if, among other things, the Healthpeak Guarantors, at the time they incurred or entered into the Healthpeak Guarantees, received less than reasonably equivalent value or fair consideration for the incurrence of the Healthpeak Guarantees and any of the following is also true:
•
The Healthpeak Guarantors were insolvent or rendered insolvent by reason of the incurrence of the Healthpeak Guarantees;

•
The Healthpeak Guarantors were engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
The Healthpeak Guarantors intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Healthpeak Guarantors pursuant to the Healthpeak Guarantees could be voided and holders of the Securities could be required to return those payments to the Healthpeak Guarantors or to a fund for the benefit of the creditors of the Healthpeak Guarantors.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•
it could not pay its debts as they became due.

Moreover, a court might also void the Healthpeak Guarantees, without regard to the above factors, if it found that the Healthpeak Guarantors entered into the Healthpeak Guarantees with actual or deemed intent to hinder, delay, or defraud its creditors.
We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Healthpeak Guarantors for the Healthpeak Guarantees. If a court voided such Healthpeak Guarantees, holders of the Securities would no longer have a claim against the Healthpeak Guarantors under the Healthpeak Guarantees. In addition, the court might direct holders of the Securities to repay any amounts already received from the Healthpeak Guarantors under the Healthpeak Guarantees.
If the court were to void the Healthpeak Guarantees, require the return of monies paid by the Healthpeak Guarantors under the Healthpeak Guarantees or subordinate the Healthpeak Guarantees to other obligations of the Healthpeak Guarantors, we could not assure you that funds to pay the Securities would be available from any of the Healthpeak Guarantors’ subsidiaries or from any other source.

USE OF PROCEEDS
None of Healthpeak Properties, Healthpeak OP, Physicians Realty Trust or Physicians Partnership will receive any cash proceeds from the consent solicitation or the issuance of the Healthpeak Guarantees.

THE CONSENT SOLICITATION
Introduction
In connection with the proposed amendments to the Indenture, we are seeking valid and unrevoked consents from registered holders of the Securities outstanding on the Record Date. In return for such consents, if the Transactions close and the Fourth Supplemental Indenture is executed, and upon the terms and subject to the conditions set forth in this prospectus supplement, we are offering to (i) issue the Healthpeak Guarantees and (ii) make the Consent Payment to record holders of Securities who provide valid and unrevoked consents prior to the Expiration Time. As of the Record Date, the aggregate principal amount of the Securities outstanding was $1.25 billion.
The proposed amendments constitute a single proposal for the consent solicitation, and a consenting holder must consent to all of the proposed amendments as an entirety and may not consent selectively with respect to certain of the proposed amendments. If the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, (i) all holders of the Securities will be bound by the Indentures, as amended by the Fourth Supplemental Indenture and (ii) all holders of the Securities will receive the Healthpeak Guarantees pursuant to the terms of the Fourth Supplemental Indenture even if they did not consent to the proposed amendments. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment.
We reserve the right to establish, from time to time, but in all cases prior to receipt of the required consents, any new time for the Record Date and, thereupon, any such new time will be deemed to be the Record Date for purposes of this prospectus supplement.
Assuming the required consents are obtained and the Transactions close, at the Effective Time, (i) the applicable parties will enter into the Fourth Supplemental Indenture, which will set forth the amendments to the Indentures and (ii) the Healthpeak Guarantors will execute and deliver the Healthpeak Guarantees. The proposed amendments will become effective at the Effective Time upon the execution and delivery of the Fourth Supplemental Indenture and the Healthpeak Guarantors’ execution and delivery of the Healthpeak Guarantees. Assuming the required consents are obtained and the closing of the Transactions occurs, the Consent Payment will be made as soon as practicable following the closing of the Transactions. The Consent Payment is conditioned on the closing of the Transactions. Also at the Effective Time, provided the proposed amendments to each series become effective, it is expected that the successors of Physicians Partnership and Physicians Realty Trust will issue unconditional and irrevocable guarantees of the prompt payment, when due, of any amount owed to the holders of the senior unsecured notes issued under, and any other amounts due pursuant to, Healthpeak Properties’ and Healthpeak OP’s existing indentures, as well as guarantee Healthpeak OP’s obligations under its revolving credit facility, term loan facilities and commercial paper program.
Separately from the consent solicitation and regardless of whether the required consents are obtained, as a result of the Transactions, pursuant to Section 15(d) of the Exchange Act, as soon as permitted by applicable law, the successors of Physicians Realty Trust and Physicians Partnership will deregister the Securities. As a result of such deregistration, Physicians Realty Trust will no longer be required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or Section 314 of the Trust Indenture Act of 1939, as amended. The deregistration of the Securities will occur when permitted regardless of whether the required consents are obtained and the proposed amendments are made effective.
Purpose of Amendments
Healthpeak Properties is soliciting consents to amend the Indentures in order to have the same group of obligors for all series of public debt securities issued by Healthpeak Properties and its subsidiaries upon consummation of the Transactions, and to more closely align the covenants contained in the Indentures with those contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures. Specifically, the proposed amendments to the Indentures will (i) conform the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants to the corresponding covenants in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (ii) eliminate the maintenance of properties covenant, which is not contained in

Healthpeak Properties’ and Healthpeak OP’s existing indentures, (iii) amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations, (iv) conform the events of default section to the corresponding events of default section in Healthpeak Properties’ and Healthpeak OP’s existing indentures and (v) provide for the terms of the Healthpeak Guarantees. Also at the Effective Time, it is expected that the successors of Physicians Realty Trust and Physicians Partnership will issue unconditional and irrevocable guarantees of the prompt payment, when due, of any amount owed to the holders of the senior unsecured notes issued under, and any other amounts due pursuant to, Healthpeak Properties’ and Healthpeak OP’s existing indentures, as well as guarantee Healthpeak OP’s obligations under its revolving credit facility, term loan facilities and commercial paper program.
The result of the foregoing transactions is that, following the Effective Time, the same group of entities (consisting of the Healthpeak Guarantors and the successors of Physicians Partnership and Physicians Realty Trust) will be an obligor, either as an issuer or as a guarantor, with respect to each series of the Securities, the successor of Physicians Partnership’s term loan facility, and Healthpeak OP’s senior unsecured notes, revolving credit facility, term loan facilities and commercial paper program, such that all such indebtedness will rank pari passu in right of payment with no structural subordination.
If the required consents are obtained, the Transactions close and the other conditions of the consent solicitation are satisfied or waived, the proposed amendments will become effective at the Effective Time.
Conditions of the Consent Solicitation
With respect to each series of Securities, the proposed amendments to the Indentures and the issuance of the Healthpeak Guarantees are subject to and conditioned upon (i) the receipt of requisite consents from holders of each series of Securities on or prior to the Expiration Time, (ii) the closing of the Transactions and (iii) the execution of the Fourth Supplemental Indenture. The condition described in clause (i) above may be waived in our sole discretion with respect to any series of Securities for which we receive valid and unrevoked consents from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, such that if the required consents are received from the holders of a particular series of the Securities, but not all series of Securities, the proposed amendments may be adopted, in our sole discretion, with respect to each series for which we have received the required consents.
The foregoing conditions may be asserted by us regardless of the circumstances giving rise to any such condition (including any action or inaction by us). The foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right that may be asserted at any time and from time to time.
Description of the Proposed Amendments
Healthpeak Properties is soliciting consents of the holders of the Securities to the proposed amendments to the Indentures. In order for the proposed amendments to be adopted with respect to a series of Securities, valid and unrevoked consents must be received from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date. The proposed amendments are being presented as one proposal. Consequently, the delivery of a consent by a holder of Securities represents the delivery of a consent to all of the proposed amendments to the Indentures, and a consent purporting to consent to only some of the proposed amendments will not be valid.
The proposed amendments to the Indentures will (i) conform the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants to the corresponding covenants in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (ii) eliminate the maintenance of properties covenant, which is not contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures, (iii) amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations, (iv) conform the events of default section to the corresponding events of default section in Healthpeak Properties’ and Healthpeak OP’s existing indentures and (v) provide for the terms of the Healthpeak Guarantees.

The following is a summary of the key proposed amendments to the Indentures. Please see Annex A to this prospectus supplement for a complete description of the text of these key proposed amendments. Certain terms used in the following summary of the proposed amendments to the Indentures and in Annex A have been conformed to the defined terms used in this prospectus supplement. Use of such terms in the respective Indentures may therefore vary from the descriptions set forth below and in Annex A. This summary and Annex A are qualified by reference to the full provisions of the Indentures and the Fourth Supplemental Indenture. This summary is not necessarily presented in the order of importance.
Amendment to Limitation on Incurrence of Total Debt, Limitation on Incurrence of Secured Debt, Debt Service Coverage, Maintenance of Unencumbered Assets and Insurance Covenants
The proposed amendments conform the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants in the Indentures to align with the same covenants contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures. See Annex A.
Elimination of the Maintenance of Properties Covenant
The Indentures currently provide:
Physicians Partnership will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and from time to time will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Physicians Partnership’s and its Subsidiaries’ properties, all as in Physicians Partnership’s judgment may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that Physicians Partnership or any of its Subsidiaries will not be prevented from selling or otherwise disposing for value Physicians Partnership’s or any of its Subsidiaries’ properties in the ordinary course of business.
The proposed amendments to the Indentures would eliminate this covenant, which is not contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures.
Amendment to Financial Reporting Covenant
The Indentures require Physicians Partnership to furnish to the Trustee all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Physicians Partnership were required to file such reports and all current reports that would be required to be filed with the SEC on Form 8-K if Physicians Partnership were required to file such reports, or, if permitted by the SEC, the Indentures provide that Physicians Partnership may satisfy its obligation to furnish the reports described above by furnishing such reports filed by Physicians Realty Trust.
The proposed amendments would conform the financial reporting requirement to the corresponding covenant in Healthpeak Properties’ and Healthpeak OP’s existing indentures and replace Physicians Partnership’s reporting obligations by providing instead that Healthpeak Properties will file such reports with the SEC and furnish such reports to the Trustee. See Annex A. Whether or not the proposed amendments become effective, we intend to provide the Healthpeak Guarantee from Healthpeak Properties with respect to all series of Securities and amend the financial reporting covenant to replace Physicians Partnership’s reporting obligations with Healthpeak Properties’ reporting obligations.
Amendment to the Events of Default
The proposed amendments conform the events of default in the Indentures to align with the same covenants contained in Healthpeak Properties’ and Healthpeak OP’s existing indentures. For instance, the Indentures provide that a default of indebtedness by Physicians Partnership, Physicians Realty Trust or any significant subsidiary of Physicians Partnership with an aggregate principal amount outstanding of at least $35,000,000 constitutes an event of default. The proposed amendments would conform the cross-acceleration provision of the events of default to the corresponding provision in Healthpeak Properties’ and

Healthpeak OP’s existing indentures, including updating the materiality threshold from $35,000,000 to $50,000,000. See Annex A.
Addition of Defined Terms and Revision of Other Text
In connection with the proposed amendments described above, certain defined terms would be added to, and deleted from, the Indentures. In addition, we will make certain technical and conforming changes to the Indentures in the Fourth Supplemental Indenture as necessary or appropriate in order to implement the proposed amendments and the addition of the Healthpeak Guarantees. Such technical or conforming changes will not affect the substance of the proposed amendments as described above.
The proposed amendments would also delete or amend, or be deemed to have deleted or amended, any provisions in the Securities corresponding to the provisions in the Indentures that are deleted or amended by virtue of the proposed amendments.
Representations, Warranties, Consents and Agreements
By submitting or delivering a consent in accordance with DTC’s ATOP procedures, each holder is deemed to represent, warrant and undertake to Healthpeak Properties, Healthpeak OP, the Information and Tabulation Agent and the Trustee that:
•
the holder has received, reviewed, understands and accepts the terms, conditions and other considerations set forth in this prospectus supplement and understands that the holder is consenting to the proposed amendments upon the terms and subject to the conditions set forth herein;

•
the holder has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any vote in favor or acceptance of the proposed amendments, in any jurisdiction, and has not taken any action or omitted to take any action in breach of the representations or that will or may result in Healthpeak Properties, Healthpeak OP, the Information and Tabulation Agent, the Trustee or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with any roles in favor of the consent solicitation;

•
the holder consents to the proposed amendments as described in this prospectus supplement and authorizes, directs and requests the execution and delivery of the Fourth Supplemental Indenture;

•
the holder is not a holder to whom it is unlawful to make the consent solicitation under applicable securities laws and it is permitted under the laws of its jurisdiction of residence and domicile to participate in the consent solicitation;

•
the holder acknowledges that the delivery of a consent in accordance with DTC’s ATOP procedures constitutes the holder’s written consent to the consent solicitation;

•
the holder acknowledges that all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings and every obligation of the holder and the consents given by the holder will be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the holder and will not be affected by, and shall survive, the death or incapacity of the holder;

•
the holder hereby releases and forever discharges and holds harmless the Information and Tabulation Agent, the Trustee, the Solicitation Agents and their respective employees, officers, directors, affiliates, and agents, predecessors and successors, of and from any and all manner of actions, causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or in equity arising from and relating to the receipt of the required consents to give effect to the proposed amendments and the execution of the Fourth Supplemental Indenture to give effect to the proposed amendments and any transactions contemplated in connection with the consent solicitation and this prospectus supplement;

•
the holder authorizes, directs, instructs and requests that the Trustee enter into the Fourth Supplemental Indenture to give effect to the proposed amendments;

•
the holder empowers, authorizes and requests that the Trustee do all such other things as may be necessary or expedient to carry out and give effect to the proposed amendments;

•
the holder declares and acknowledges that the Trustee will not be held responsible for, and will hold the Trustee harmless from, any liabilities, losses, damages, costs, charges, expenses and/or consequences suffered or incurred by such holder as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against the Trustee and against all losses, liabilities, damages, costs, charges and expenses (including legal fees) which the Trustee may suffer or incur, arising as a result of acts taken by it or pursuant to the terms of the consent solicitation or this prospectus supplement or signing the Fourth Supplemental Indenture and giving effect to the proposed amendments, and the holder further declares that the Trustee has no responsibility for the terms of the consent solicitation or this prospectus supplement;

•
the holder agrees to indemnify the Trustee and its affiliates, directors, officers, employees and agents against any and all losses, costs, claims liabilities, expenses, charges, actions or demands that the Trustee may incur or that may be made against it as a result of any breach of any of the terms of, or any of the acknowledgements, representations, warranties and/or undertakings given pursuant to, the consent solicitation or this prospectus supplement by such holder;

•
the holder declares and acknowledges that the Trustee will not be held responsible for any liabilities or consequences arising as a result of acts taken by such holder pursuant to the terms of the consent solicitation or this prospectus supplement;

•
the holder declares and acknowledges that he or she is not: (a) a person that is, or is owned or controlled by a person that is, described or designated as a “specially designated national” or “blocked person” in the most current U.S. Treasury Department list of “Specially Designated National and Blocked Persons” or an entity included in the Sectoral Sanctions Identifications List or in the European Union and UK Consolidated Lists of financial sanctions; (b) a person that is organized, resident or located in a country or territory subject to comprehensive or country-wide economic sanctions; (c) currently subject to, or in violation of, any sanctions under (x) the laws and regulations that have been officially published and are administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State) or any enabling legislation or executive order relating thereto or (y) any equivalent sanctions or measures officially published and imposed by the European Union, any member state of the European Union, the United Kingdom’s Her Majesty’s Treasury, the United Nations or any other relevant sanctions authority, including sanctions imposed against certain states, organizations and individuals under the European Union’s Common Foreign and Security Policy; or (d) a person acting for or on behalf of any of the foregoing parties (each, a “Sanctions Restricted Person”). The representation set forth above is not given to any person if and to the extent that it is or would be unenforceable by reason of breach of, or would result in a violation of, or conflict with, (i) Council Regulation (EC) No 2271/96 of 22 November 1996 (the “Blocking Regulation”) (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) the Blocking Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018;

•
the holder declares and acknowledges that the Information and Tabulation Agent, the Trustee, the Solicitation Agents and their respective directors, officers, employees, agents or affiliates make no recommendation as to whether a holder of the Securities should consent to the proposed amendments nor independently verified nor makes any representation or warranty, express or implied, nor assumes any responsibility as to the accuracy or adequacy of the information contained herein;

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the holder hereby acknowledges that this prospectus supplement and the transactions contemplated hereby will not be deemed to be investment advice or a recommendation as to a course of conduct by the Information and Tabulation Agent, the Trustee, the Solicitation Agents or any of their respective directors, officers, employees or agents; and

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the holder represents that, in delivering a consent in accordance with DTC’s ATOP procedures, it has made an independent investment decision in consultation with its own agents and professionals.

DESCRIPTION OF THE HEALTHPEAK GUARANTEES
The following summary of the Healthpeak Guarantees is qualified by reference to the full text of the Healthpeak Guarantees provisions that will be included in the Fourth Supplemental Indenture, which is attached as Annex B to this prospectus supplement.
In connection with the consent solicitation, and upon the terms and subject to the conditions set forth in this prospectus supplement, we are offering the issuance of the Healthpeak Guarantees by the Healthpeak Guarantors of the due and punctual payment of principal of, and premium, if any, and interest on, the Securities, whether at stated maturity, upon acceleration, notice of redemption or otherwise under the Indentures.
The Healthpeak Guarantors will fully and unconditionally guarantee the obligations under the Securities on a senior unsecured basis, including the due and punctual payment of principal of, and premium, if any, and interest on, the Securities, whether at stated maturity, upon acceleration, notice of redemption or otherwise. Each Healthpeak Guarantee will be a senior unsecured obligation of the Healthpeak Guarantors and will rank equally in right of payment with all existing and future senior unsecured indebtedness of the Healthpeak Guarantors. Furthermore, the Healthpeak Guarantees of the Securities will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including but not limited to any entity the Healthpeak Guarantors account for under the equity method of accounting). See “Risk Factors — The Healthpeak Guarantees are unsecured and will be effectively junior to secured indebtedness that the Healthpeak Guarantors may incur in the future and will be structurally subordinated to the obligations of each Healthpeak Guarantor’s subsidiaries.” As of December 31, 2023, the Healthpeak Guarantors had $255 million in secured debt outstanding.
Assuming the required consents are obtained, at the Effective Time, the applicable parties will enter into the Fourth Supplemental Indenture, which will set forth the amendments to the Indentures, and the Healthpeak Guarantors will execute and deliver the Healthpeak Guarantees. The proposed amendments will become effective at the Effective Time upon the execution and delivery of the Fourth Supplemental Indenture and the Healthpeak Guarantors’ execution and delivery the Healthpeak Guarantees. Assuming the required consents are obtained and the closing of the Transactions occurs, the Consent Payment will be made as soon as practicable following the closing of the Transactions. The Consent Payment is conditioned on the closing of the Transactions.
If the required consents are obtained, the Transactions close and the Fourth Supplemental Indenture is executed, (i) all holders of the Securities will be bound by the Indentures, as amended by the Fourth Supplemental Indenture and (ii) all holders of the Securities will receive the Healthpeak Guarantees pursuant to the terms of the Fourth Supplemental Indenture even if they did not consent to the proposed amendments. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment. If the required consents are not obtained with respect to any series of Securities, (i) the Healthpeak Guarantee from Healthpeak OP will not be provided with respect to such series (and we would have no obligation to provide the Healthpeak Guarantee from Healthpeak Properties, but would expect to do so in order to satisfy Physicians Partnership’s reporting obligations under the applicable Indenture with the reports filed by Healthpeak Properties with the SEC pursuant to the Exchange Act), (ii) no holder of such series will be eligible to receive the Consent Payment and (iii) the provisions of the Indenture(s) with respect to such series will remain unchanged. In addition, the Consent Payment will not be made if the closing of the Transactions does not occur. For the avoidance of doubt, if the required consents are not obtained with respect to any series of Securities, a guarantee is expected to be provided from Healthpeak Properties, which holds no material assets, other than its investment in Healthpeak OP, and such series would not be guaranteed by Healthpeak OP. See “Risk Factors — Healthpeak Properties has no significant operations, other than as Healthpeak OP’s managing member, and no material assets, other than its investment in Healthpeak OP, and most of Healthpeak OP’s assets are held through direct or indirect subsidiaries. If the proposed amendments to any series of Securities do not become effective, the Healthpeak Guarantee from Healthpeak Properties of such series of Securities will be structurally subordinated to all existing and future indebtedness, preferred stock, liabilities and other obligations of Healthpeak OP.”

Each Healthpeak Guarantor will execute its Healthpeak Guarantee in favor of the holders of each series of Securities. It will not be necessary for new certificates to be issued evidencing the Securities to reflect the benefit of the Healthpeak Guarantees (however, each Healthpeak Guarantor will execute a notation of guarantee evidencing its Healthpeak Guarantee).

CONSENT PROCEDURES
Expiration Time; Extension; Waiver; Amendment; Termination
The consent solicitation will expire at 5:00 p.m., New York City time, on February 26, 2024, unless we extend the consent solicitation. We expressly reserve the right to extend the consent solicitation from time to time or for such period(s) as we may determine in our discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Information and Tabulation Agent and by making a public announcement by press release at or prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration time. During any extension of the consent solicitation, all consents validly executed and delivered to the Information and Tabulation Agent will remain effective unless validly revoked prior to such extended expiration time.
We expressly reserve the right, in our sole discretion, at any time to amend any of the terms of the consent solicitation. If the terms of the consent solicitation are amended prior to the Expiration Time in a manner that constitutes a material change, we will promptly give oral (to be confirmed in writing) or written notice of such amendment to the Information and Tabulation Agent and disseminate a supplement to this prospectus supplement in a manner reasonably designed to give holders of the Securities notice of the change on a timely basis. We expressly reserve the right, in our discretion, to waive any condition of the consent solicitation.
We expressly reserve the right, in our discretion, to terminate the consent solicitation for any reason. Any such termination will be followed promptly by public announcement thereof. In the event we terminate the consent solicitation, we will give prompt notice thereof to the Information and Tabulation Agent and the consents previously executed and delivered pursuant to the consent solicitation will be of no further force and effect.
Procedures for Delivering Consents
We will accept a consent given in accordance with DTC’s ATOP procedures.
UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER SECURITIES TO HEALTHPEAK PROPERTIES, HEALTHPEAK OP, PHYSICIANS REALTY TRUST, PHYSICIANS PARTNERSHIP, THE SOLICITATION AGENTS, THE TRUSTEE OR THE INFORMATION AND TABULATION AGENT AT ANY TIME.
We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a consent, and those determinations will be binding. We reserve the right to reject any or all consents and revocations not validly given or any consent the acceptance of which could, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in connection with deliveries or to require a cure of such irregularities within such time as we determine. None of us, our affiliates, the Solicitation Agents, the Trustee, the Information and Tabulation Agent or any other person shall have any duty to give notification of any such waiver, defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Delivery of a consent or a notice of revocation will be deemed not to have been made until such irregularities have been cured or waived.
Consents submitted by Sanctions Restricted Persons (as defined in “The Consent Solicitation”) will not be accepted. A beneficial owner of Securities who is a Sanctions Restricted Person may not participate in the consent solicitation. No consents submitted by a Sanctions Restricted Person will be accepted or counted, notwithstanding the purported delivery (and non-withdrawal or revocation) of a consent in respect of the consent solicitation on or before the Expiration Time.
Securities
As of the date hereof, all of the Securities were held through DTC by DTC Participants.
In order to provide a consent with respect to the Securities, each holder who is shown in the records of the clearing and settlement systems of DTC as a holder of Securities must submit, at or prior to the

Expiration Time, a consent in the applicable manner described below. We will only accept consents given in accordance with DTC’s ATOP procedures.
A beneficial owner of an interest in Securities held in an account of a DTC Participant who wishes a consent to be delivered must properly instruct such DTC Participant to cause a consent to be given in respect of such Securities. Consents may be delivered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The delivery of a consent will not affect a holder’s right to sell or transfer its Securities. See “Questions and Answers About the Consent Solicitation — Will Securities for which consents are delivered be blocked from trading?”
CONSENTS WITH RESPECT TO THE SECURITIES MUST BE ELECTRONICALLY DELIVERED IN ACCORDANCE WITH DTC’S ATOP PROCEDURES.
The registered ownership of Securities as of the Expiration Time shall be proved by the Trustee, as registrar of the Securities. The ownership of Securities held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Expiration Time. All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined by Healthpeak Properties in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. We reserve the right to reject any or all consents that are not in proper form or the acceptance of which could, in the opinion of us or our counsel, be unlawful. We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular consents. Unless waived, any defects or irregularities in connection with deliveries of consents must be cured within such time as we determine. None of Healthpeak Properties, Healthpeak OP, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Our interpretation of the terms and conditions of the consent solicitation shall be conclusive and binding.
How to Consent.   The consent solicitation with respect to the Securities is being conducted in a manner eligible for use of DTC’s ATOP procedures. At the date of this prospectus supplement, all of the Securities held through DTC are registered in the name of the nominee of DTC. In turn, the Securities are recorded on DTC’s books in the names of DTC Participants who hold Securities either for themselves or for the ultimate beneficial owners. In order to cause consents to be delivered, DTC Participants must electronically deliver a consent by causing DTC to temporarily transfer and surrender their Securities to the Information and Tabulation Agent in accordance with DTC’s ATOP procedures. By making such transfer, DTC Participants will be deemed to have delivered a consent with respect to any Securities so transferred and surrendered. DTC will verify each temporary transfer and surrender of Securities and confirm the electronic delivery of a consent by sending an Agent’s Message to the Information and Tabulation Agent.
Holders of Securities desiring to deliver their consents prior to the Expiration Time should note that they must allow sufficient time for completion of DTC’s ATOP procedures during the normal business hours of DTC on such respective date. Consents not delivered prior to the Expiration Time will be disregarded and of no effect.
No Letter of Transmittal or Consent Form.   No consent form or letter of transmittal needs to be executed in relation to the consent solicitation or consents delivered through DTC. The valid electronic delivery of consents through the temporary transfer and surrender of existing Securities in accordance with DTC’s ATOP procedures shall constitute a written consent to the consent solicitation.
Book-Entry Transfer.   The Information and Tabulation Agent will establish an ATOP account (i.e., Contra CUSIP) on behalf of Healthpeak Properties with respect to the Securities held in DTC promptly after the date of this prospectus supplement. The Information and Tabulation Agent and DTC will confirm that the consent solicitation is eligible for ATOP, whereby DTC Participants may make book-entry delivery of consents by causing DTC to transfer Securities into the Contra CUSIP or electronically deliver consents.

Deliveries of consents are effected through DTC’s ATOP procedures by delivery of an Agent’s Message by DTC to the Information and Tabulation Agent.
Securities for which a consent has been delivered through DTC’s ATOP procedures as part of the consent solicitation prior to the Expiration Time will be held under one or more temporary CUSIP numbers (i.e., Contra CUSIP) during the period beginning at the time the DTC Participant electronically delivers a consent and ending on the earlier of (i) the Expiration Time, (ii) the date on which the DTC Participant revokes its consent and (iii) the date on which the consent solicitation is terminated. The delivery of a consent will not affect a holder’s right to sell or transfer its Securities. Only holders of record as of the Record Date, or their duly designated proxies, including, for the purposes of the Consent Solicitation, DTC Participants, may submit a consent with respect to the Securities. A properly delivered consent for Securities shall bind the holders of the Securities executing the same and any subsequent registered holder or transferee of the Securities to which such consent relates.
Revocation of Consents
Each holder who delivers a consent pursuant to the consent solicitation will agree that (a) it will not revoke its consent after the Revocation Deadline; and (b) until the Revocation Deadline, it will not revoke its consent except in accordance with the conditions and procedures for revocation of consents provided below. Each properly delivered consent will be counted, notwithstanding any transfer of the Securities to which such consent relates, unless the procedure for revocation of consents provided below has been followed. We will make prompt public disclosure by press release of the occurrence of the Expiration Time.
Prior to the Revocation Deadline, any holder may revoke any consent given as to its Securities or any portion of such Securities. A holder desiring to revoke a consent must deliver a revocation of such consent in the form described below, indicating such holder’s revocation of its consent and the total principal amount of Securities which such holder holds to which the revocation relates. A revocation of a consent may only be rescinded by the delivery of a new consent in accordance with the procedures herein described by the holder who delivered such revocation.
No holder may revoke its consent after the Revocation Deadline. A holder may revoke a consent only if such revocation complies with the provisions of this prospectus supplement. A beneficial owner of Securities who is not the holder as of the Expiration Time of such Securities must instruct the holder as of the Expiration Time of such Securities to revoke any consent already given with respect to such Securities.
We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership.
All revocations of consents must be delivered in accordance with DTC’s customary ATOP procedures. None of Healthpeak Properties, Healthpeak OP, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.
Any consents given may not be revoked subsequent to the Revocation Deadline.
Solicitation Agents
We have retained Barclays and Morgan Stanley as the Solicitation Agents. The Solicitation Agents will solicit consents and will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses. We have agreed to indemnify the Solicitation Agents and certain related persons against certain liabilities in connection with the consent solicitation. At any time, the Solicitation Agents and its affiliates may trade the Securities for their own accounts, or for the accounts of their customers, and accordingly may hold long or short positions in the Securities. The Solicitation Agents and their affiliates have provided, and may provide in the future, investment banking and other services to Healthpeak Properties and its affiliates, for which they have received and expect to receive customary fees and commissions.

Information and Tabulation Agent
We have retained GBSC as the Information and Tabulation Agent in connection with the consent solicitation. As Information Agent, GBSC will be responsible for answering questions concerning the terms of the consent solicitation and providing additional copies of this prospectus supplement. As Tabulation Agent, GBSC will be responsible for collecting consents. GBSC will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.
Fees and Expenses
We will bear all the costs of the consent solicitation, including the fees and expenses of the Solicitation Agents and the Information and Tabulation Agent. We will pay the Trustee under the Indentures reasonable and customary compensation for its services in connection with the consent solicitation, plus reimbursement for documented and reasonable out-of-pocket expenses. We will pay all other fees and documented and reasonable out-of-pocket expenses attributable to the consent solicitation and the execution of the Fourth Supplemental Indenture, other than expenses incurred by holders or beneficial owners of the Securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of the material U.S. federal income tax consequences of the implementation of the proposed amendments to the Indentures, the provision of the Healthpeak Guarantees and the payment of the Consent Payment (collectively, the “Securities Transactions”). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Securities Transactions.
This summary assumes that the Securities are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this summary is not a complete analysis of all the potential tax considerations relating to the Securities Transactions, including the impact of the Medicare contribution tax on investment income or alternative minimum tax, and does not address the tax consequences applicable to holders that are subject to special tax rules, such as:
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banks, insurance companies, or other financial institutions;

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controlled foreign corporations or their shareholders;

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tax-exempt organizations;

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dealers in securities or commodities;

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U.S. expatriates;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons that hold Securities as part of a hedge, straddle, conversion transaction or other integrated transaction; or

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partnerships or other pass-through entities.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Security that, for U.S. federal income tax purposes is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

As used herein, “Non-U.S. Holder” means a beneficial owner of a Security that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. Holder.
If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Securities, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Securities is urged to consult its tax advisor regarding the tax consequences of the Securities Transactions.
THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SECURITIES TRANSACTIONS IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY

AND DOES NOT CONSTITUTE, AND IS NOT A SUBSTITUTE FOR, PROFESSIONAL TAX ADVICE. HOLDERS ARE URGED TO CONTACT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE SECURITIES TRANSACTIONS TO THE APPLICABLE HOLDER.
Characterization of the Securities Transactions
The U.S. federal income tax consequences of the implementation of the proposed amendments to the Indentures, the provision of the Healthpeak Guarantees and payment of the Consent Payment will depend, in part, upon whether those transactions (either individually or in the aggregate) result in a “significant modification” of any series of Securities, and thus a deemed exchange of such series of Securities for a new Security with respect to which gain or loss may be recognized for U.S. federal income tax purposes. The modification of the terms of a debt instrument generally is treated as a “deemed” exchange of an “old” debt instrument for a “new” debt instrument if such modification is “significant” as specially determined for U.S. federal income tax purposes. For these purposes, a modification of the terms of a debt instrument is generally “significant” if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications collectively), the legal rights or obligations that are altered and the degree to which they are altered are economically significant. The applicable Treasury Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, the Treasury Regulations do not define “customary accounting or financial covenants.” We intend, if and to the extent that we are required to do so, to take the position that the proposed amendments to the Indentures, if approved, do not constitute a significant modification of any series of Securities.
Upon adoption of the proposed amendments by each series of Securities, the Healthpeak Guarantors will guarantee Physicians Partnership’s payment obligations with respect to each series of Securities. Furthermore, at the Effective Time, whether or not the proposed amendments become effective, we intend to provide the Healthpeak Guarantee from Healthpeak Properties with respect to all series of Securities. If the required consents to the proposed amendments are received from the holders of a particular series of the Securities, but not all series of Securities, we could waive the condition that the required consents to the proposed amendments be provided by all series in our sole discretion, and provide guarantees from both Healthpeak Guarantors to any consenting series (and not to any series that did not provide the required consents). The Treasury Regulations provide that the addition of a guarantor on a debt instrument is a significant modification if the addition of the guarantor results in a “change in payment expectations” with respect to the instrument. The applicable Treasury Regulations provide that such a “change in payment expectations” occurs, in relevant part, where there is a substantial enhancement of an obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification. We believe that the Healthpeak Guarantees should not result in such a change in payment expectations with respect to any series of Securities.
The applicable Treasury Regulations provide that a change in the yield of a debt instrument is a “significant modification” if the yield on the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument. For purposes of determining the yield on the modified debt instrument, any payments made to a holder as consideration for the modification (such as the Consent Payment), as well as any prior consent payments or other modifications that affect the yield on the modified debt instrument, are taken into account as an adjustment to the issue price of the modified debt instrument.
Although the matter is not free from doubt, we intend to take the position that the implementation of the proposed amendments to the Indentures, the provision of the Healthpeak Guarantees and the payment of the Consent Payment (either individually or in the aggregate) should not cause a significant modification of any series of Securities and therefore should not result in a deemed exchange of any series of Securities for U.S. federal income tax purposes. Accordingly, except as discussed below under “— Receipt of the Consent Payment,” U.S. Holders and Non-U.S. Holders of any series of Securities generally should not recognize income, gain or loss on any series of Securities as a result of the Securities Transactions and should continue to have the same tax basis and holding period with respect to each series of Securities as they had before the Securities Transactions.

No assurance can be given that the positions described above will be accepted by the IRS or a court. Alternative characterizations could affect the character or timing of income, gain or loss recognized with respect to the Securities. Holders are urged to consult their tax advisors to determine whether the Securities Transactions result in a significant modification for purposes of the applicable holder’s Securities.
Receipt of the Consent Payment
U.S. Holders
The U.S. federal income tax treatment of the receipt of the Consent Payment is unclear. The Consent Payment may be treated as separate consideration for consenting to the proposed amendments to the Indentures, in which case a U.S. Holder would recognize ordinary income in an amount equal to the Consent Payment at the time such Consent Payment accrues or is received in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes.
It is possible the Consent Payment could alternatively be treated as a payment with respect to the Securities, in which case it generally would be treated as a payment of accrued and unpaid interest (to the extent thereof) and then as a return of principal. U.S. Holders should consult their tax advisors regarding the proper U.S. federal income tax treatment of the receipt of the Consent Payment.
Non-U.S. Holders
The treatment of the receipt of the Consent Payment is unclear for U.S. federal income tax purposes. Therefore, Non-U.S. Holders should expect that applicable withholding agents may apply U.S. federal withholding tax at a rate of 30% on payments of the Consent Payment to a Non-U.S. Holder unless (i) the Non-U.S. Holder provides a properly executed IRS Form W-8ECI certifying the receipt of the Consent Payment is effectively connected to the Non-U.S. Holder’s conduct of a trade or business in the United States or (ii) an applicable treaty either eliminates or reduces any withholding tax with respect to such Consent Payment paid to the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E appropriately asserting a claim to such elimination or reduction. Non-U.S. Holders should consult their tax advisors regarding the application of U.S. federal income tax withholding rules, including their potential eligibility for a tax exemption and refund procedures.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to the payment of the Consent Payment to U.S. Holders (other than certain exempt recipients) and Non-U.S. Holders. The payment of the Consent Payment to a U.S. Holder may also be subject to backup withholding unless such U.S. Holder (i) is an exempt recipient and, when required, establishes this exemption or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
In general, backup withholding will not apply to the payment of the Consent Payment to a Non-U.S. Holder, provided that such Non-U.S. Holder (i) provides an applicable IRS Form W-8 (for example, IRS Form W-8BEN or W-8BEN-E) or appropriate substitute form certifying as to its non-U.S. status, and the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, or (ii) the Non-U.S. Holder otherwise establishes an exemption. Non-U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under these rules will be allowed as a credit against such U.S. Holder or Non-U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, may entitle such U.S. Holder or Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a Security paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of the Consent Payment if it is treated as a payment of interest. If the Consent Payment is treated as separate consideration and not a payment with respect to a Security, such Consent Payment may be subject to withholding under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Security, including if any Consent Payment is treated as a payment of principal, on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Securities and whether they would be entitled to a refund of any tax withheld under FATCA.

GENERAL TAX CONSEQUENCES
In view of the number of different jurisdictions where tax laws may apply to holders or beneficial owners of Securities, this prospectus supplement does not discuss all of the potential tax consequences to holders or beneficial owners of the proposed amendments to the Indentures and the provision of the Healthpeak Guarantees pursuant to the consent solicitation. Holders and beneficial owners are urged to consult their tax advisors as to tax considerations relating to the consent solicitation in light of their particular circumstances. Holders and beneficial owners are liable for their own taxes and have no recourse to Healthpeak Properties, Healthpeak OP, the Trustee, the Solicitation Agents or the Information and Tabulation Agent with respect to taxes (if any) arising in connection with the consent solicitation.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at our website at www.healthpeak.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement. The SEC also maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Healthpeak Properties, Inc.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Healthpeak Properties has filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that Healthpeak Properties files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus will update and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents (other than any portions of any such documents, information or related exhibits deemed to have been furnished and not filed in accordance with the applicable SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Current Reports on Form 8-K filed on February 7, 2024 and February 12, 2024;

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our Definitive Proxy Statement on Schedule 14A filed on March 17, 2023; and

•
any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the end of the offering of the Securities.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus supplement and the accompanying prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, New York, New York, will act as counsel for the Solicitation Agents. Sidley Austin LLP from time to time represents Healthpeak Properties, Inc. and certain of its subsidiaries in connection with certain legal matters.
EXPERTS
The financial statements of Healthpeak Properties, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements and schedules of Physicians Realty Trust included in Healthpeak Properties, Inc.’s Current Report on Form 8-K filed on February 7, 2024, and incorporated by reference in this prospectus supplement, and the effectiveness of Physicians Realty Trust’s internal control over financial reporting, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ANNEX A
PROPOSED AMENDMENTS TO THE INDENTURES
The following is a summary of the key proposed amendments to the Indentures. Certain terms used in the following summary have been conformed to the defined terms used in this prospectus supplement. Use of such terms in the respective Indentures may therefore vary from the descriptions set forth below. Certain other technical or conforming changes will be made as necessary or appropriate in order to implement the proposed amendments described below. This summary is qualified by reference to the full provisions of the Indentures and the Fourth Supplemental Indenture. This summary is not necessarily presented in the order of importance.
	Existing Indentures Governing the Securities	Proposed Amendments
Limitation on Incurrence of Total Debt
Section 2.1 of each of the Supplemental Indentures
Physicians Partnership will not Incur, or permit any Consolidated Subsidiary to Incur, any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by Physicians Partnership or any Consolidated Subsidiary that, in each case, is subordinated in right of payment to the Notes, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, the aggregate principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness and guarantees of Indebtedness Incurred by Physicians Partnership or any Consolidated Subsidiary, would be greater than 60% of the sum of, without duplication:
(1)
Total Assets as of Physicians Partnership’s most recently completed fiscal quarter prior to the Incurrence of such additional Indebtedness; and

(2)
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by Physicians Partnership or any Consolidated Subsidiary since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the Incurrence of such additional Indebtedness.

Proposed Amendment in Fourth Supplemental Indenture
Healthpeak OP shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Debt would exceed 60% of the sum of (without duplication):
(1)
Total Assets as of the end of the Latest Completed Quarter and

(2)
the purchase price of any Real Estate Assets or mortgages receivable acquired or to be acquired in exchange for proceeds of any securities offering, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

	Existing Indentures Governing the Securities	Proposed Amendments
Limitation on Incurrence of Secured Debt
Section 2.2 of each of the Supplemental Indentures
In addition to the limitation set forth in Section 2.1 above, Physicians Partnership will not Incur, or permit any Consolidated Subsidiary to Incur, any Secured Debt, other than guarantees of Secured Debt Incurred by Physicians Partnership or any Consolidated Subsidiary that, in each case, is subordinated in right of payment to the Notes, if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of outstanding Secured Debt, excluding guarantees of Secured Debt Incurred by Physicians Partnership or any Consolidated Subsidiary, would be greater than 40% of the sum of, without duplication: (1) Total Assets as of Physicians Partnership’s most recently completed fiscal quarter prior to the Incurrence of such additional Indebtedness; and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by Physicians Partnership or any Consolidated Subsidiary since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the Incurrence of such additional Indebtedness.

Proposed Amendment in Fourth Supplemental Indenture
Healthpeak OP shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Debt if, immediately after giving effect to the Incurrence of such additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt would exceed 40% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired or to be acquired in exchange for proceeds of any securities offering, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

Debt Service Coverage
Section 2.4 of each of the Supplemental Indentures
In addition to the limitations set forth in Sections 2.1 and 2.2 above, Physicians Partnership will not Incur, or permit any Consolidated Subsidiary to Incur, any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by Physicians Partnership or any Consolidated Subsidiary that, in each case is subordinate in right of payment to the Notes, if the ratio of Consolidated Income Available for Debt Service to Interest Expense for the period consisting of the four consecutive fiscal quarters

Proposed Amendment in Fourth Supplemental Indenture
Healthpeak OP shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the ratio of Consolidated EBITDA to Interest Expense for the four consecutive fiscal quarters ending with the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis and calculated on the assumption (without duplication) that:

Existing Indentures Governing the Securities	Proposed Amendments

most recently ended prior to the date on which the additional Indebtedness is to be Incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the Incurrence of that Indebtedness and the application of the proceeds thereof, excluding Intercompany Indebtedness and guarantees of Indebtedness Incurred by Physicians Partnership or any Consolidated Subsidiary, and calculated on the following assumptions:
(1)
such Indebtedness and any other Indebtedness Incurred by Physicians Partnership or its Consolidated Subsidiaries since the first day of such quarterly period and the application of the proceeds thereof, including to refinance other Indebtedness, had occurred on the first day of such period;

(2)
the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the foregoing clause (1) and not this clause (2)) by Physicians Partnership or its Consolidated Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)
in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4)
in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets

(1)
the additional Debt and any other Debt Incurred by Healthpeak OP or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period; provided that in determining the amount of Debt so Incurred, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;

(2)
the repayment or retirement of any other Debt repaid or retired by Healthpeak OP or any of its Subsidiaries since the first day of such four-quarter period to the date of determination had occurred at the beginning of that period; provided that in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period; and

(3)
[Reserved]

(4)
in the case of any acquisition or disposition of any asset or group of assets (including, without limitation, by merger, or stock or asset purchase or sale) or the placement of any assets in service or removal of any assets from service by Healthpeak OP or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, the acquisition, disposition, placement in service or removal from service and any related repayment or refinancing of Debt had occurred as of the first day of such period, with the appropriate adjustments to Consolidated EBITDA and Interest Expense with respect to the acquisition, disposition, placement

	Existing Indentures Governing the Securities	Proposed Amendments

from service by Physicians Partnership or any of its Consolidated Subsidiaries from the first day of such four-quarter period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.
in service or removal from service being included in that pro forma calculation.
Maintenance of Unencumbered Assets
Section 2.3 of each of the Supplemental Indentures
Physicians Partnership, together with its Consolidated Subsidiaries, will have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of Physicians Partnership’s and its Consolidated Subsidiaries’ outstanding Unsecured Debt, taken as a whole, determined on a consolidated basis in accordance with GAAP.

Proposed Amendment in Fourth Supplemental Indenture
Healthpeak OP and its Subsidiaries shall maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

Insurance
Section 2.5 of each of the Supplemental Indentures
Physicians Partnership will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by applicable law.

Proposed Amendment in Fourth Supplemental Indenture
Healthpeak OP will maintain, or cause to be maintained, insurance with responsible companies on all properties of Healthpeak OP and its Subsidiaries and against all tort claims that may be incurred by Healthpeak OP and its Subsidiaries, all to the extent and in such amounts and against such risks as are usually covered by insurance policies carried by owners of similar enterprises.

Maintenance of Properties
Section 2.6 of each of the Supplemental Indentures
Physicians Partnership will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and from time to time will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Physicians Partnership’s and its
Covenant will be deleted.

	Existing Indentures Governing the Securities	Proposed Amendments
Subsidiaries’ properties, all as in Physicians Partnership’s judgment may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that Physicians Partnership or any of its Subsidiaries will not be prevented from selling or otherwise disposing for value Physicians Partnership’s or any of its Subsidiaries’ properties in the ordinary course of business.
Financial Reporting Covenant
Section 2.7 of each of the Supplemental Indentures
Whether or not Physicians Partnership is subject to Section 13 or 15(d) of the Exchange Act, and for so long as any Notes are outstanding, Physicians Partnership will furnish to the Trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Physicians Partnership were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Physicians Partnership were required to file such reports, in each case within 15 calendar days after Physicians Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). Notwithstanding the foregoing, if

Proposed Amendment in Fourth Supplemental Indenture
For so long as the Notes are outstanding, Healthpeak Properties shall:
(a)
file with or deliver to the Trustee, within 15 days after Healthpeak Properties is required to file the same with the Securities and Exchange Commission (the “SEC”), copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that Healthpeak Properties may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Healthpeak Properties is not required to file information, documents or reports with the SEC pursuant to either Section 13 or Section 15(d) of the Exchange Act, then Healthpeak Properties will file with or deliver to the Trustee and the SEC, in accordance with any other rules and regulations that may be prescribed from time to time by the SEC, such annual and quarterly reports and supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time by the SEC in such rules and regulations; or

(b)
if at any time Healthpeak Properties is not subject to Section 13 or 15(d)

Existing Indentures Governing the Securities	Proposed Amendments
permitted by the SEC, Physicians Partnership may satisfy its obligation to furnish the reports described above by furnishing such reports filed by Physicians Realty Trust.
of the Exchange Act and Healthpeak Properties is not providing annual and quarterly reports and supplementary and periodic information, documents and reports to the SEC and the Trustee pursuant to clause (a) above, Healthpeak Properties will, at its option, either (i) post on a publicly available website or (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying disclosure described in Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the SEC if Healthpeak Properties were subject to Section 13(a) or 15(d) of the Exchange Act. If Healthpeak Properties elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided promptly upon request to Holders and beneficial owners of, and bona fide potential investors in, the Notes as well as securities analysts and market makers and no such request for access to the Confidential Datasite will be unreasonably denied. Any such report, information or document that Healthpeak Properties files with or furnishes to the SEC through the SEC’s Electronic Data Gathering Analysis and Retrieval system (or any successor thereto) (“EDGAR”) shall be deemed filed with the Trustee for purposes of clause (a) above and this clause (b) at the time of such filing or furnishing through EDGAR.

	Existing Indentures Governing the Securities	Proposed Amendments

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Healthpeak OP’s compliance with any of Healthpeak OP’s covenants of the Indenture relating to the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Events of Default
Article IV of each of the Supplemental Indentures
An “Event of Default,” wherever used with respect to the Notes, shall occur if:
(1)
Physicians Partnership defaults in the payment of interest on the Notes when it becomes due and payable and the default continues for a period of 30 days; or

(2)
Physicians Partnership defaults in the payment of the principal of, or premium, if any, on the Notes as and when it becomes due and payable at its stated maturity or upon redemption, acceleration or otherwise; or

(3)
there is a default in the performance, or breach, of any covenant or warranty of Physicians Partnership or Physicians Realty Trust, as the case may be, in the Indenture or the Notes not covered elsewhere in this Section or in the Guarantee of Physicians Realty Trust (other than a covenant or warranty added to the Indenture, whether or not by means of a supplemental indenture solely for the benefit of a series of Securities), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of the Indenture) for a period of 60 days after there has been given to Physicians Partnership or Physicians Realty Trust, as applicable, by the Trustee or to Physicians Partnership

Proposed Amendment in Fourth Supplemental Indenture
Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean any of the following described events:
(1)
the failure of Physicians Partnership to pay any installment of interest on the Notes when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

(2)
the failure of Physicians Partnership to pay any principal of (or premium, if any, on) the Notes, when and as the same shall become payable, whether at Maturity as therein expressed, by call for redemption, upon acceleration or otherwise;

(3)
[reserved];

(4)
the failure of Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP, subject to the provisions of the Indenture regarding consents, waivers and amendment, to perform any covenants or agreements contained in the Indenture (other than a covenant or agreement a default in the performance of which is elsewhere in this “Events of Default” section specifically addressed), or in the Notes, which failure shall not have been remedied for a period of 60 days

Existing Indentures Governing the Securities	Proposed Amendments

or Physicians Realty Trust, as applicable, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding a written notice specifying such default or breach; or
(4)
default by Physicians Partnership, Physicians Realty Trust or any Significant Subsidiary of Physicians Partnership under any bond, debenture, note, mortgage, indenture or instrument evidencing or securing Indebtedness of any such party with an aggregate principal amount outstanding of at least $35,000,000, which default has, after the expiration of any applicable grace period, resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to Physicians Partnership as provided in the Indenture; or

(5)
Physicians Partnership, Physicians Realty Trust or any Significant Subsidiary of Physicians Partnership pursuant to any Bankruptcy Law applicable to Physicians Partnership, Physicians Realty Trust or any Significant Subsidiary of Physicians Partnership, as applicable:

(A)
commences a voluntary case;

(B)
consents to the entry of an order for relief against it in an involuntary case;

(C)
consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)
makes a general assignment for the benefit of its creditors; or

(6)
a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law:

(A)
for relief in an involuntary case;

after written notice shall have been given to Physicians Partnership, Physicians Trust, Healthpeak Properties and Healthpeak OP by the Trustee or shall have been given to Physicians Partnership, Physicians Trust, Healthpeak Properties and Healthpeak OP and the Trustee by Holders of 25% or more in aggregate principal amount of the Notes then Outstanding, specifying such failure, requiring the Obligors to remedy the same and stating that such notice is a “Notice of Default” hereunder;
(5)
the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP or of substantially all the property of the Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(6)
the commencement by Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP to the entry of an order for relief in an involuntary case

Existing Indentures Governing the Securities	Proposed Amendments

(B)
appointing a Custodian of Physicians Partnership, Physicians Realty Trust or any Significant Subsidiary of Physicians Partnership, as applicable, or for any substantial part of its property; or

(C)
ordering its winding up or liquidation; and the order or decree remains unstayed and in effect for 90 days.

The term “Custodian” means, for the purposes of this Article IV, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
Physicians Partnership shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action Physicians Partnership is taking or proposes to take with respect thereto.

under any such law, or the consent by the Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP or of substantially all the property of Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Physicians Partnership, Physicians Trust, Healthpeak Properties or Healthpeak OP in furtherance of any action;
(7)
any Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect; or

(8)
[reserved];

(9)
if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt (including obligations under Capitalized Leases) of Physicians Partnership (including an Event of Default with respect to any Outstanding Securities of any series other than the Notes) in an aggregate amount in excess of $50,000,000, whether such Debt now exists or shall hereafter be created, shall happen and shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled within ten days after there shall have been given, by registered or certified mail, to Physicians Partnership by the Trustee or to Physicians Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, a

	Existing Indentures Governing the Securities	Proposed Amendments
written notice specifying such event of default and requiring Physicians Partnership to cause such acceleration to be rescinded or annulled.
Definitions
“Acquired Indebtedness” means, Indebtedness of a Person (1) existing at the time such Person becomes Physicians Partnership’s Consolidated Subsidiary or (2) assumed by Physicians Partnership or any of its Consolidated Subsidiaries in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Consolidated Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Consolidated Subsidiary or the date of the related acquisition, as the case may be.
“Bankruptcy Law” means, Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Consolidated Income Available for Debt Service” means, for any period of time, the Consolidated Net Income of Physicians Partnership and its Consolidated Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:
(1)
Interest Expense on Indebtedness of Physicians Partnership and its Consolidated Subsidiaries;

(2)
provision for taxes of Physicians Partnership and its Consolidated Subsidiaries based on income;

(3)
depreciation, amortization and all other non-cash items deducted at arriving at Consolidated Net Income;

(4)
provision for gains and losses on sales or other dispositions of properties and other investments;

(5)
extraordinary items;

(6)
non-recurring items, as determined in good faith by the board of directors of Physicians Realty Trust;

(7)
acquisition expenses;

“Consolidated EBITDA” means, for any period of time, the net income (loss) of Healthpeak OP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, before deductions for (without duplication):
(1)
Interest Expense;

(2)
taxes;

(3)
depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by Healthpeak OP, deducted in arriving at net income (loss);

(4)
extraordinary items, including impairment charges;

(5)
non-recurring items or other unusual items, as determined reasonably and in good faith by Healthpeak OP (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(6)
noncontrolling interests;

(7)
income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

(8)
gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges.

For purposes of calculating Consolidated EBITDA, all amounts shall be as determined reasonably and in good faith by Healthpeak OP, and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and

Existing Indentures Governing the Securities	Proposed Amendments

(8)
provisions for gains and losses from extinguishment of Indebtedness of Physicians Partnership and its Consolidated Subsidiaries; and

(9)
charges related to changes in accordance with GAAP.

In each case for such period, Physicians Partnership will reasonably determine amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Consolidated Subsidiary” means, each of Physicians Partnership’s Subsidiaries that is consolidated in Physicians Partnership’s Consolidated Financial Statements in accordance with GAAP.
“Guarantee” means, a guarantee, if any, by the Guarantor of the Issuer’s obligations with respect to a Series of Securities pursuant to the terms set forth in this Indenture.
“Incur” means, with respect to any Indebtedness or other obligation of Physicians Partnership or any Consolidated Subsidiary, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligations of Physicians Partnership or any Consolidated Subsidiary will be deemed to be Incurred by Physicians Partnership or such Consolidated Subsidiary whenever Physicians Partnership or such Consolidated Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness or other obligations of a Consolidated Subsidiary existing prior to the time it became a Consolidated Subsidiary will be deemed to be Incurred upon such Subsidiary becoming a Consolidated Subsidiary. Indebtedness or other obligations of a Person existing prior to a merger or consolidation of such Person with Physicians Partnership or any Consolidated Subsidiary in which such Person is the successor to Physicians Partnership or such Consolidated non-recurring items.
“Debt” means as of any date (without duplication), all indebtedness and liabilities for borrowed money, secured or unsecured, of the Issuer and its Subsidiaries, including mortgages and other notes payable (including any Securities to the extent outstanding from time to time), but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents, or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness), Intercompany Debt and all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions. It is understood that the term “Debt” shall not include any redeemable equity interest in the Issuer.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing.
“Interest Expense” means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period by Healthpeak OP and its Subsidiaries, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, and (iv) non-cash swap ineffectiveness charges, in all cases as reflected in the applicable Consolidated Financial Statements.
“Latest Completed Quarter” means, as of any date, the then most recently ended fiscal quarter of Healthpeak Properties for which Consolidated Financial Statements of Healthpeak Properties have been completed, it being understood that at any

Existing Indentures Governing the Securities	Proposed Amendments

Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than Physician’s Realty Trust, Physician’s Partnership or any Consolidated Subsidiary, or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not Physician’s Realty Trust, Physician’s Partnership or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.
“Indebtedness” means, without duplication, any indebtedness of Physicians Partnership or any of its Consolidated Subsidiaries, whether or not contingent, in respect of:
(a)
borrowed money evidenced by bonds, notes, debentures or similar instruments;

(b)
indebtedness for borrowed money of a Person which is secured by any lien on property owned by Physicians Partnership or any of its Consolidated Subsidiaries, but only to the extent of the lesser of (i) the amount of indebtedness so secured and (ii) the fair market value (determined in good faith by the board of directors of Physicians Realty Trust) of the property subject to such lien;

(c)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or

(d)
any lease of property by Physicians Partnership or any of its Consolidated Subsidiaries as lessee which is reflected in the Consolidated Financial Statements as a capitalized lease in accordance with GAAP, time when Healthpeak Properties is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports with the SEC, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by Healthpeak Properties’ most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, Healthpeak Properties’ Annual Report on Form 10-K.
“Maturity” means, with respect to any Security, shall mean the date on which the principal of such Security shall become due and payable as therein and herein provided, whether at the Stated Maturity thereof, upon acceleration, call for redemption or otherwise.
“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a)
Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)
Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Obligors’ obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)
Securities that have been paid pursuant to Section 2.10 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in

Existing Indentures Governing the Securities	Proposed Amendments

to the extent, in the case of indebtedness under clauses (a) through (c) above, that any such items (other than letters of credit) would appear as a liability in the Consolidated Financial Statements in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by Physicians Partnership or any of its Consolidated Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than Physicians Partnership or any of its Consolidated Subsidiaries) of the type described in clauses (a) through (d) of this definition.
“Intercompany Indebtedness” means, Indebtedness to which the only parties are any of Physicians Realty Trust, Physicians Partnership and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which Physicians Realty Trust or Physicians Partnership is the borrower, such Indebtedness is subordinate in right of payment to the Notes.
“Interest Expense” means, for any period of time, the maximum amount payable for interest on, and original issue discount of, Indebtedness, determined in accordance with GAAP.
“Secured Debt” means, as of any date, that portion of principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, of Physicians Partnership and its Consolidated Subsidiaries as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.
“Significant Subsidiary” means any

respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action hereunder, Securities owned by the Issuer or any other obligor upon the Securities of such series or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon such Securities or any Affiliate of the Issuer or of such other obligor.
“Real Estate Assets” means, as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.
“Secured Debt” means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of Healthpeak OP and its Subsidiaries as of that date that is secured by a Lien on properties or other assets of Healthpeak OP or any of its Subsidiaries.
“Subsidiary” means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with such Person in accordance with GAAP.
“Total Assets” means, as of any date, the

Existing Indentures Governing the Securities	Proposed Amendments

subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act by the SEC.
“Total Assets” means, as of any time, the sum of, without duplication, of (i) Undepreciated Real Estate Assets and (ii) all other assets, excluding accounts receivables and non-real estate intangibles, of Physicians Partnership and its Consolidated Subsidiaries.
“Total Unencumbered Assets” means, as of any time, the sum of, without duplication, those (i) Undepreciated Real Estate Assets that are not subject to a lien securing Indebtedness and (ii) all other assets, excluding accounts receivables and non-real estate intangibles, of Physicians Partnership and its Consolidated Subsidiaries not subject to a lien securing Indebtedness, all determined in accordance with GAAP; provided, however, that all investments by Physicians Partnership or any of its Consolidated Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other nonconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.
“Unsecured Debt” means that portion of the outstanding principal amount of Indebtedness, excluding Intercompany Indebtedness, that is not Secured Debt.

consolidated total assets of Healthpeak OP and its Subsidiaries, as such amount would appear on a consolidated balance sheet of Healthpeak OP prepared as of such date in accordance with GAAP. “Total Assets” shall include Undepreciated Real Estate Assets and all other assets but shall exclude goodwill, and shall include the proceeds of the Debt or Secured Debt to be Incurred.
“Total Unencumbered Assets” means, as of any date, Undepreciated Real Estate Assets of Healthpeak OP and its Subsidiaries that are not subject to any Lien that secures Debt of any of Healthpeak OP and its Subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon, plus all other assets of Healthpeak OP and its Subsidiaries as all such amounts would appear on a consolidated balance sheet of Healthpeak OP prepared as of such date in accordance with GAAP plus the proceeds of the Debt or Secured Debt to be Incurred; provided, however, that “Total Unencumbered Assets” does not include net real estate investments under unconsolidated joint ventures of Healthpeak OP and its Subsidiaries and does not include goodwill.
“Unsecured Debt” means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of Healthpeak OP and its Subsidiaries as of that date that is not Secured Debt.

ANNEX B
HEALTHPEAK GUARANTEES PROVISIONS TO BE INCLUDED IN FOURTH SUPPLEMENTAL INDENTURE
The following provisions will be included in the Fourth Supplemental Indenture, which for purposes of this description is referred to as this “Supplemental Indenture.” Certain terms used in this description have been conformed to the defined terms used in this prospectus supplement. Use of such terms in the Fourth Supplemental Indenture may therefore vary from this description, which is qualified by reference to the full provisions of the Fourth Supplemental Indenture. In addition, certain technical or conforming changes will be made as necessary or appropriate in order to implement the provisions described below. If the required consents are not obtained with respect to any series of Securities, this description of the Healthpeak Guarantees shall be conformed to mean only the Healthpeak Properties Guarantee (as defined below) with respect to such series.
This Article [•] shall apply to (i) the 4.300% Senior Notes due 2027 (the “4.300% 2027 Notes”), 3.950% Senior Notes due 2028 (the “3.950% 2028 Notes”) and 2.625% Senior Notes due 2031 (the “2.625% 2031 Notes”) issued by Physicians Realty L.P. (“Physicians Partnership”) pursuant to the Senior Indenture, dated as of March 7, 2017 (as hereafter amended and supplemented, the “Base Indenture”) among Physicians Partnership, as issuer, Physicians Realty Trust, as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that First Supplemental Indenture, dated as of March 7, 2017, governing the 4.300% 2027 Notes, as supplemented by that Second Supplemental Indenture, dated as of December 1, 2017, governing the 3.950% 2028 Notes and as supplemented by that Third Supplemental Indenture, dated as of October 13, 2021, governing the 2.625% 2031 Notes and (ii) any other Series of Securities that is indicated in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 of the Base Indenture as having a Healthpeak Guarantee and only for so long as, and to the extent of, such Healthpeak Guarantee (each Series of Securities, a “Healthpeak Guaranteed Series of Securities”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended and supplemented hereby.
SECTION [•].01.   Guarantee.   (a) Subject to the other provisions of this Article, Healthpeak Properties, Inc. (“Healthpeak Properties”) hereby guarantees (the “Healthpeak Properties Guarantee”) and Healthpeak OP, LLC (“Healthpeak OP” and, together with Healthpeak Properties, the “Healthpeak Guarantors”) hereby guarantees (the “Healthpeak OP Guarantee” and, together with the Healthpeak Properties Guarantee, the “Healthpeak Guarantees”) to each Holder of a Healthpeak Guaranteed Series of Securities (which Security has been authenticated and delivered by the Trustee), and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Healthpeak Guaranteed Series of Securities, or the obligations of Physicians Partnership hereunder or thereunder, that:
(1)   the principal of and premium, if any, and interest on the Healthpeak Guaranteed Series of Securities will be promptly paid in full when due, whether at Maturity, or by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Healthpeak Guaranteed Series of Securities, if any, if lawful, and all other obligations of Physicians Partnership to the Holders of Healthpeak Guaranteed Series of Securities, or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)   in case of any extension of time of payment or renewal of any Healthpeak Guaranteed Series of Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the respective Healthpeak Guarantor will be obligated to pay or perform the same immediately. Each of the Healthpeak Guarantors agrees that this is a guarantee of payment and not a guarantee of collection.
(b)   To the extent permissible under applicable law, the obligations of each of the Healthpeak Guarantors under the Healthpeak Guaranteed Series of Securities are unconditional, irrespective of the validity, regularity or enforceability of the Healthpeak Guaranteed Series of Securities or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Healthpeak Guaranteed Series of Securities with respect to any provisions hereof or thereof, the recovery of any judgment against Physicians Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the respective Healthpeak Guarantor. To the extent permitted by applicable law, each of the Healthpeak Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Physicians Partnership, any right to require a proceeding first against Physicians Partnership, protest, notice and all demands whatsoever and covenants that the Healthpeak Guaranteed Series of Securities will not be discharged except by complete performance of the obligations contained in the Healthpeak Guaranteed Series of Securities and each supplemental indenture relating thereto (and the provisions of the Indenture applicable thereto).
(c)   If any Holder or the Trustee is required by any court or otherwise to return to Physicians Partnership, the Healthpeak Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of Physicians Partnership or the Healthpeak Guarantors, any amount paid by either to the Trustee or such Holder, the Healthpeak Guaranteed Series of Securities, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)   Each of the Healthpeak Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each of the Healthpeak Guarantors further agrees that, to the extent permitted by applicable law, as between the respective Healthpeak Guarantor, on the one hand, and the Holders of the Healthpeak Guaranteed Series of Securities and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Base Indenture for the purposes of the Healthpeak Guaranteed Series of Securities, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Base Indenture, such obligations (regardless of whether due and payable) will forthwith become due and payable by the respective Healthpeak Guarantor for the purpose of the Healthpeak Guaranteed Series of Securities.
SECTION [•].02.   Limitation of Guarantee.   Each of the Healthpeak Guarantors and each Holder hereby confirms that it is the intention of all such parties that the Healthpeak Guarantee of the respective Healthpeak Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or State law to the extent applicable to any Healthpeak Guarantee. To effectuate the foregoing intention, the Trustee, to the extent permitted under applicable law, the Holders and each of the Healthpeak Guarantors hereby irrevocably agree that the obligations of the respective Healthpeak Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the respective Healthpeak Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the respective Healthpeak Guarantor in respect of the obligations of the respective Healthpeak Guarantor under this Article, result in the obligations of the respective Healthpeak Guarantor under its Healthpeak Guarantee not constituting a fraudulent transfer or conveyance.
SECTION [•].03.   Execution and Delivery of Guarantee Notation.   To evidence its respective Healthpeak Guarantee set forth in Section [•].01 hereof, each Healthpeak Guarantor hereby agrees that a notation of Healthpeak Guarantee substantially in the form set forth in Exhibit A to the Base Indenture or in such other form as shall be established by or pursuant to a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 of the Base Indenture, shall be executed on behalf of the respective Healthpeak Guarantor by an Officer of the respective Healthpeak Guarantor on each Healthpeak Guaranteed Series of Securities authenticated and delivered by the Trustee.
Each of the Healthpeak Guarantors hereby agrees that its respective Healthpeak Guarantee set forth in Section [•].01 hereof will remain in full force and effect notwithstanding any failure to execute a notation of Healthpeak Guarantee on any such Healthpeak Guaranteed Series of Securities.

The delivery of any Healthpeak Guaranteed Series of Securities by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Healthpeak Guarantee of such Healthpeak Guaranteed Series of Securities set forth in this Supplemental Indenture on behalf of the respective Healthpeak Guarantor.
SECTION [•].04.   Release of Guarantee.   The Healthpeak Guarantee of the respective Healthpeak Guarantor shall be automatically and unconditionally released: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of the respective Healthpeak Guarantor (other than to Physicians Partnership or any Affiliate of Physicians Partnership); or (ii) upon the sale or disposition of all or substantially all the property of the respective Healthpeak Guarantor (other than to any Affiliate of Physicians Partnership). The Healthpeak Guarantee of the respective Healthpeak Guarantor also shall be released with respect to a Healthpeak Guaranteed Series of Securities as provided in the Board Resolution, supplemental indenture or Officer’s Certificate establishing such Series pursuant to Section 2.02 of the Base Indenture. The Healthpeak Guarantee of the respective Healthpeak Guarantor, with respect to a Healthpeak Guaranteed Series of Securities, also will be released if Physicians Partnership exercises its Legal Defeasance or its Covenant Defeasance option with respect to such Series as set forth in Article Eight of the Base Indenture, or if Physicians Partnership’s obligations under the Indenture with respect to such Series are discharged as set forth in Section 8.08 of the Base Indenture. Physicians Partnership will give written notice as promptly as practicable to the Trustee of the automatic release of any Healthpeak Guarantee pursuant to this Section [•].04. At Physicians Partnership’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that such documents, instructions or instruments are permitted or authorized by the Base Indenture.

PROSPECTUS
Healthpeak Properties, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Guarantees
Healthpeak OP, LLC
Debt Securities
Guarantees
Healthpeak Properties, Inc. may from time to time offer to sell common stock, preferred stock, depositary shares, warrants or debt securities, which may be fully and unconditionally guaranteed by Healthpeak OP, LLC, in one or more offerings. Healthpeak OP, LLC may from time to time offer to sell debt securities in one or more series, which will be fully and unconditionally guaranteed by Healthpeak Properties, Inc. In addition, each of Healthpeak Properties, Inc. and Healthpeak OP, LLC may provide full and unconditional guarantees of debt securities of their respective existing and future subsidiaries.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific amounts, prices and terms of these securities in one or more supplements to this prospectus at the time of the offering and such prospectus supplement may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement or other offering materials carefully before you make your investment decision.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.
We may offer and sell these securities through underwriters, brokers, dealers or agents or directly to purchasers, or a combination thereof on a continuous or delayed basis. The securities may also be resold by selling securityholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements and our net proceeds for such sale.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
Healthpeak Properties, Inc.’s common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “PEAK.” On February 6, 2024, the last reported sale price of Healthpeak Properties, Inc.’s common stock on the NYSE was $18.08 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 2 of this prospectus and in any accompanying prospectus supplement relating to specific offerings of securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 8, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, warrants, debt securities or guarantees, or any combination thereof, from time to time, in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we or any selling securityholders will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information,” in making your investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, or any free writing prospectus. Neither we, nor any selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the applicable prospectus supplement, and any free writing prospectus are not an offer to sell or solicitation of an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted. This document may only be used where it is legal to sell these securities.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement and any applicable free writing prospectus or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
Healthpeak Properties, Inc. is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and operates its business through its consolidated subsidiary, Healthpeak OP, LLC, a Maryland limited liability company. In this prospectus, unless otherwise indicated or unless the context requires otherwise, references to “Healthpeak,” “our company,” “we,” “us” or “our” mean Healthpeak Properties, Inc., together with its consolidated subsidiaries, including Healthpeak OP, LLC, and including, where context requires, the predecessor entity also known as Healthpeak Properties, Inc., and references to the “operating company” mean Healthpeak OP, LLC.

ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.healthpeak.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information that we file with the SEC after the date of this prospectus and that is incorporated by reference in this prospectus and any accompanying prospectus supplement will update and supersede the information included or incorporated by reference into this prospectus and any accompanying prospectus supplement. We incorporate by reference in this prospectus and any accompanying prospectus supplement the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•
our Current Reports on Form 8-K filed on January 11, 2023, January 17, 2023, February 15, 2023 (only with respect to Item 8.01), February 16, 2023, February 17, 2023, March 14, 2023 (only with respect to Item 5.02), April 27, 2023, May 2, 2023, May 10, 2023, October 30, 2023 and February 7, 2024;

•
our Current Report on Form 8-K12B filed on February 10, 2023;

•
those portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
the description of our common stock contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such disclosure; and

•
any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus or any accompanying prospectus supplement, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com

iii

SUMMARY
The information included below is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference herein and therein, any applicable free writing prospectus, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
Healthpeak Properties, Inc.
Healthpeak Properties, Inc., a Standard & Poor’s 500 company, is a Maryland corporation that is organized to qualify as a REIT and that, together with its consolidated entities, invests in and manages real estate focused on healthcare discovery and delivery. We acquire, develop, own, lease and manage healthcare real estate across the United States. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) lab; (ii) outpatient medical; and (iii) continuing care retirement community.
We generally hold substantially all of our assets and conduct our operations through an Umbrella Partnership Real Estate Investment Trust, or UPREIT, structure, pursuant to an UPREIT reorganization completed in February 2023, in which our properties are owned by the operating company, Healthpeak OP, LLC, a consolidated subsidiary of which we are the managing member.
Our principal executive offices are located at 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, and our telephone number is (720) 428-5050.

RISK FACTORS
Before making an investment decision, you should carefully consider the information under the heading “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any securities offered by this prospectus and any applicable prospectus supplement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

GUARANTOR DISCLOSURES
Healthpeak Properties, Inc. may guarantee debt securities of the operating company and Healthpeak Properties, Inc.’s other existing and future subsidiaries as described in “Description of Debt Securities and Guarantees.” Any such guarantees by Healthpeak Properties, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Healthpeak Properties, Inc. owns all of its assets and conducts all of its operations through the operating company and the operating company and such other existing and future subsidiaries will be consolidated into Healthpeak Properties, Inc.’s consolidated financial statements.
Healthpeak Properties, Inc. and the operating company have filed this prospectus with the SEC registering, among other securities, debt securities of the operating company, which will be fully and unconditionally guaranteed by Healthpeak Properties, Inc., and full and unconditional guarantees of debt securities of their respective existing and future subsidiaries. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers and guarantors of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to the exception set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating company have not been presented.
As permitted under Rule 13-01 of Regulation S-X, we have excluded the summarized financial information for the operating company because Healthpeak Properties, Inc. and the operating company have no material assets, liabilities, or operations other than debt financing activities and their investments in non-guarantor subsidiaries, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
We will disclose the intended use of net proceeds from our sales of the securities in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material provisions of the common stock and preferred stock Healthpeak Properties, Inc. may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock. As used in this “Description of Capital Stock,” references to “Healthpeak,” “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.
Common Stock
As of February 7, 2024, there were 547,172,983 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.
All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance in exchange for the consideration therefor, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: PEAK).
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC (“EQ” or “EQ Shareowner Services”).
Preferred Stock
As of February 7, 2024, we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series. Our board may grant the holders of preferred stock of any series preferences, powers and rights - voting or otherwise - senior to those of holders of shares of our common stock. Our board can authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of our common stock or otherwise be in their best interest. All shares of preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will have no preemptive rights. The MGCL and our charter require our board to determine the terms and conditions of any series of preferred stock, including:
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the number of shares constituting such series and the distinctive designation thereof;

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the voting rights, if any, of such series;

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the rate of dividends payable on such series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

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whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

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the rights of the holders of shares of such series upon our liquidation, dissolution or winding up;

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the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or series of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange;

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if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of such series may be redeemed; and

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any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

The terms and conditions of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.
Transfer and Ownership Restrictions Relating to Our Common Stock
Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.
Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.
These charter provisions further prohibit:
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any person from actually or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

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any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.
In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in such transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of such event; and

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the market price on the date we, or our designee, accepted the offer.

We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, deter or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.
In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:
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by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.
Business Combination Provisions
Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder, together with its affiliates and associates, of 10% or more of our outstanding voting stock and any affiliate or associate of such holder (a “Related Person”) be approved by the affirmative vote of at least 90% of our outstanding voting shares. A “business combination” is defined in our charter as:
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any merger or consolidation with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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any merger or consolidation of a Related Person with or into us;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws — Business Combinations.”
The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board’s authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See “— Preferred Stock.”
The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.
Transfer and Ownership Restrictions Relating to Our Preferred Stock
Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in “— Transfer and Ownership Restrictions Relating to Our Common Stock” above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreements between us and a bank or trust company that meets certain requirements and is selected by us (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. As used in this “Description of Depositary Shares,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As used in this “Description of Warrants,” references to “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining outstanding warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section describes the general terms and provisions of the debt securities of Healthpeak Properties, Inc. and Healthpeak OP, LLC. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Healthpeak Properties, Inc. will issue debt securities under an indenture to be entered into between Healthpeak Properties, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time (the “parent indenture”), and Healthpeak OP, LLC will issue debt securities under an amended and restated indenture dated as of February 10, 2023 among Healthpeak OP, LLC, as issuer, Healthpeak Properties, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time (the “operating company indenture” and together with the parent indenture, the “indentures”). Each of the parent indenture and the operating company indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures. We urge you to read the applicable indenture, because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the applicable indenture by following the directions described in the section entitled “Where You Can Find More Information.” Capitalized terms used in the summary below have the meanings specified in the applicable indenture.
As used in this “Description of Debt Securities and Guarantees,” unless the context requires otherwise, references to “the Company,” “we,” “our” and “us” refer either to Healthpeak Properties, Inc. or Healthpeak OP, LLC, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, and references to “the indenture” refer either to the parent indenture or the operating company indenture, as the case may be.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement and any free writing prospectus we may provide you, as the case may be, relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining the same;

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the interest rate(s) or method for determining the same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions, including at our option or at the option of the holders;

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authorized denominations;

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if other than the aggregate outstanding principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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amount of discount or premium, if any, with which such debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the Company can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be, applicable to such series. We anticipate that the following provisions will generally apply to depository arrangements.
Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such global security beneficially owned by such participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary (with respect to interests of participants) and records maintained by the depositary’s direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global securities.
So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal and interest payments on interests represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of the trustee, us, the guarantor, or any other agent of the trustee or agent of ours or the guarantor will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that the depositary or its nominee, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary is at any time unwilling or unable to continue as depository or if the depositary shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue debt securities in definitive form in exchange for the respective global securities. In addition, the owner of a beneficial interest in a global security will be entitled to receive debt securities in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the debt securities has occurred and is continuing. Any debt securities issued in definitive form in exchange for the global securities will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to the ownership of beneficial interests in the global securities.
Merger, Consolidation and Sale of Assets
Neither we nor the guarantor, as the case may be, may consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of its assets to another entity unless we or the guarantor, as the case may be, are the continuing entity or the successor, transferee or lessee entity (if other than us or the guarantor, as the case may be) is organized and existing under the laws of the United States or any state thereof and expressly assumes our or the guarantor’s obligations, as applicable, under the indenture and the debt securities under the indenture and, immediately after giving effect to the transaction, we or the guarantor, as the case may be, or the successor, transferee or lessee entity (if other than the us or the guarantor, as the case may be) would not be in default in the performance of any covenant or condition of the indenture or the debt securities and no event of default would have occurred and be continuing.
Guarantees
Unless otherwise described in the applicable prospectus supplement, any debt securities issued by Healthpeak OP, LLC will be fully and unconditionally guaranteed by Healthpeak Properties, Inc., and debt securities issued by Healthpeak Properties, Inc. may be fully and unconditionally guaranteed by Healthpeak OP, LLC. The applicable prospectus supplement relating to a series of debt securities will provide that those debt securities will have the benefit of a guarantee by Healthpeak Properties, Inc. and/or Healthpeak OP, LLC, as applicable. In addition, each of Healthpeak Properties, Inc. and Healthpeak OP, LLC may provide full and unconditional guarantees of debt securities of their respective existing and future subsidiaries. All such guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default and Related Matters
Unless we state otherwise in the applicable prospectus supplement, the following are “events of default” under the indenture with respect to any series of debt securities:
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failure to pay any interest on the debt securities of such series when due, continuing for 30 days;

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failure to pay principal of or any premium on the debt securities of such series when due;

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failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities of such series;

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failure to perform any covenants or agreements in the indenture (including any supplemental indenture or officer’s certificate pursuant to which the debt securities of such series were issued) (other than a covenant or agreement which has been expressly included in the indenture solely for the benefit of a series of debt securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere specifically addressed in the indenture), continued for 60 days after written notice by the trustee to us and the guarantor or by the holders of at least 25% in aggregate principal amount of such series then outstanding to us and the guarantor;

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certain specified events under bankruptcy, insolvency or other similar laws with respect to us or the guarantor;

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any guarantee is not, or is claimed by the guarantor not to be, in full force and effect; or

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the occurrence of any other event of default with respect to debt securities of such series.

If an event of default with respect to any series of debt securities at the time outstanding (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series shall automatically become due and payable immediately without any acceleration or other action on the part of the trustee or the holders of the debt securities of such series. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul the acceleration.
The indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of any series of debt securities notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect to the debt securities of such series known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest, if any, on any series of debt securities, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding debt securities of such series.
The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of any series of debt securities, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.
We are required to furnish to the trustee annually a statement as to our and the guarantor’s compliance, as applicable, with all conditions and covenants under the indenture and as to any default in our performance.
Satisfaction and Discharge of Indenture
The indenture, with respect to any series of debt securities (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the debt securities of such series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the debt securities of such series, in accordance with the indenture.

Discharge and Defeasance
At our option, either (a) both we and the guarantor shall be discharged from our respective obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture) or (b) both we and the guarantors will cease to be under any obligation to comply with certain covenants described in the indenture relating to the maintenance of insurance and the filing and transmission of reports with respect to the debt securities of a series (and, if so specified pursuant to the indenture, any other restrictive covenant added for the benefit of such series of debt securities), in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient (without consideration of any reinvestment of such principal and interest) to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.
Modification of an Indenture
The indenture provides that we, the guarantor, as applicable, and the trustee may, without the consent of any holders of any series of debt securities issued under the indenture, enter into supplemental indentures for the purposes, among other things, of:
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adding to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us or the guarantor;

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deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

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changing or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

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providing for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

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providing for the appointment of a successor trustee under the indenture;

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securing the debt securities of any series;

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curing ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

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complying with amendments to the TIA;

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providing for the assumption by a successor corporation of a guarantor of applicable covenants therein, and adding guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

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making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

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supplementing any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

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establishing the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that, among other things, would:

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extend the maturity of any payment of principal of or any installment of interest on the debt securities of such series;

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reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

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change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

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change the ranking of the debt securities of any series;

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impair the right to sue for the enforcement of any payment on or with respect to any debt security;

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modify or affect in any manner adverse to the holders of the debt securities the terms and conditions of the obligations of the guarantor in respect of the payments of principal and premium, if any, and interest; or

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reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or certain defaults and their consequences provided for in the indenture, reduce the requirements of the indenture for quorum or voting or otherwise modify the sections in the indenture relating to these consents and waivers.

Governing Law
The indenture, the debt securities and any guarantees shall be construed in accordance with and governed by the laws of the State of New York. The indenture provides that we, the guarantor, as applicable, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.

CERTAIN PROVISIONS OF MARYLAND LAW AND HEALTHPEAK’S CHARTER AND BYLAWS
The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. As used in this “Certain Provision of Maryland Law and Healthpeak’s Charter and Bylaws,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Election of Directors
Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.
Removal of Directors
Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

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an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See “Description of Capital Stock — Business Combination Provisions.”
Control Share Acquisitions
Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.
Unsolicited Takeovers
Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.
Our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. An election to be subject to any or all of the other foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions except the statutory provisions relating to the classification of the board.
If we made an election, upon stockholder approval of such election, to be subject to the statutory provisions relating to the classification of the board and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.
Amendments to the Charter
Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Amendment to the Bylaws
Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.
Dissolution of Healthpeak Properties, Inc.
Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders
Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:
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pursuant to our notice of the meeting;

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by or at the direction of the board; or

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by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.
Proxy Access
Our bylaws permit any stockholder or group of up to 25 stockholders (counting as one stockholder, for purposes of the aggregation limit, any two or more funds that are part of the same qualifying fund group, as such term is defined in our bylaws) who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. If a group of stockholders is aggregating its shareholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares. Furthermore, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise “owned.” Loaned shares are counted toward the ownership requirement, provided that certain recall requirements described in our bylaws are met.
The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.
Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year’s annual meeting of stockholders. The proxy access provisions of our bylaws require certain disclosure, representations and agreements to be provided or made by nominating stockholders and contain certain other procedural provisions.
A stockholder nominee will not be eligible for inclusion in our proxy materials (i) if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, (ii) if the nominee would not be independent, (iii) if the nominee’s election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, (iv) if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (v) if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible or unavailable for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two annual meetings. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.
Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws
The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.
Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.
Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:
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any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

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any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.
Unless limited by a corporation’s charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.
Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:
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judgments;

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penalties;

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fines;

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settlements; and

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reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.
Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

DESCRIPTION OF HEALTHPEAK OP, LLC’S OPERATING AGREEMENT
The following description summarizes certain provisions of the Operating Agreement of Healthpeak OP, LLC, or the operating agreement. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Maryland Limited Liability Company Act, or the Act, and the operating agreement. For a complete description, we refer you to the Act and the operating agreement. We have incorporated by reference our operating agreement as an exhibit to the registration statement of which this prospectus is a part. As used in this “Description of Healthpeak OP, LLC’s Operating Agreement,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc., in its capacity as the managing member of our operating company, and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating company, either directly or through its subsidiaries. We are the managing member of our operating company, and, as of February 7, 2024, 547,172,983 common units of membership interests in our operating company, or common units, were outstanding and we owned 100% of the outstanding common units, in each case, including common units issuable upon conversion of vested LTIP Units (as described below) of our operating company. In connection with the conversion of Old Healthpeak into Healthpeak OP, LLC, we became the managing member and sole member of our operating company. Our operating company is also authorized to issue a class of units of membership interest designated as LTIP Units and additional classes of units of membership interest, each having the terms described below. The common units are not listed on any exchange nor are they quoted on any national market system.
Provisions in the operating agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating company without the concurrence of our board of directors. These provisions include, among others:
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redemption rights of members and certain assignees of common units;

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transfer restrictions on common units and other membership interests;

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a requirement that we may not be removed as the managing member of our operating company without our consent;

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our ability in some cases to amend the operating agreement and to cause our operating company to issue preferred membership interests in our operating company with terms that we may determine, in either case, without the approval or consent of any non-managing member; and

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the right of the non-managing members to consent to certain transfers of our, in our capacity as managing member, membership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

Purpose, Business and Management
Our operating company was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Act, directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or similar arrangements.
In general, our board of directors manages the business and affairs of our operating company by directing our business and affairs, in our capacity as the sole managing member of our operating company. Except as otherwise expressly provided in the operating agreement and subject to the rights of holders of any class or series of membership interest, all management powers over the business and affairs of our operating company are exclusively vested in us, in our capacity as the sole managing member of our operating company, and no member will have any right to participate in or exercise control or management power over the business and affairs of the operating company. We may not be removed as the managing member of our operating company, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion.
Restrictions on Managing Member’s Authority
The operating agreement prohibits us, in our capacity as managing member, from taking any action that would make it impossible to carry on the ordinary business of our operating company, except as otherwise provided in the operating agreement or with the consent of the non-managing members. We generally may not, without the prior consent of the members of our operating company (including us), amend, modify or terminate the operating agreement, except for certain amendments described in the operating agreement. We may not, in our capacity as the managing member of our operating company, except as otherwise provided in the operating agreement or with the consent of the non-managing members of the operating company:
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transfer all or any portion of our managing membership interest in our operating company or admit any person as a successor managing member, subject to the exceptions described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member”; or

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voluntarily withdraw as the managing member.

Without the consent of each affected member or in connection with a transfer of all of our interests in our partnership in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in our outstanding stock permitted without the consent of the members as described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member,” or a permitted termination transaction, we may not enter into any contract, mortgage, loan or other agreement that, in the absence of any default of the managing member of its obligations thereunder, expressly prohibits or restricts us or our operating company from performing our or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the operating agreement, we may not, without the consent of each affected member, amend the operating agreement or take any other action that would:
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adversely modify in any material respect the limited liability of a member;

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alter the rights of any member to receive the distributions to which such member is entitled, or alter the allocations specified in the operating agreement, except to the extent permitted by the operating agreement including in connection with the creation or issuance of any new class or series of membership interest or to effect or facilitate a permitted termination transaction;

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alter or modify the redemption rights of holders of common units (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction);

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alter or modify the provisions governing the transfer of our managing membership interest in our operating company (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction);

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remove certain provisions of the operating agreement relating to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Sections 857 or 4981 of the Code; or

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amend the provisions of the operating agreement requiring the consent of each affected member before taking any of the actions described above or the related definitions specified in the operating agreement (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction).

Additional Members
We may cause our operating company to issue additional units in one or more classes or series or other membership interests and to admit additional members to our operating company from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner.
The operating agreement authorizes our operating company to issue common units, LTIP Units and preferred units, and our operating company may issue additional membership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as we may determine, in our sole and absolute discretion, without the approval of any additional members or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of membership interest, the allocations of items of operating company income, gain, loss, deduction and credit to each such class or series of membership interest.
Ability to Engage in Other Businesses; Conflicts of Interest
Without the consent of the members of the operating company, not to be unreasonably withheld, conditioned, or delayed, we may not conduct any business other than in connection with the ownership, acquisition and disposition of membership interests, the management of the business and affairs of our operating company, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating company or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating company whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional membership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating company so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating company.
Distributions
Our operating company will distribute such amounts, at such times, as we may in our sole and absolute discretion determine:
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first, with respect to any membership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

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second, with respect to any membership interests that are not entitled to any preference in distribution, including the common units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Exculpation and Indemnification of Managing Member
The operating agreement provides that we are not liable to our operating company or any member for any action or omission taken in our capacity as managing member, for the debts or liabilities of our operating company or for the obligations of our operating company under the operating agreement, except for liability for our fraud, willful misconduct or gross negligence, or pursuant to any express indemnity we may give to our operating company or in connection with a redemption as described in the section entitled “— Redemption Rights of Qualifying Parties.” The operating agreement also provides that any obligation or liability in our capacity as the managing member of our operating company that may arise at any time under the operating agreement or any other instrument, transaction or undertaking contemplated by the operating agreement will be satisfied, if at all, out of our assets or the assets of our operating company only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents.
In our capacity as managing member, we are entitled to a presumption that any act or failure to act on the part of the managing member, and any decision or determination made by us, is presumed to satisfy our duties as the managing member, whether under the operating agreement or otherwise existing at law or in equity, and no act or failure to act by us, or decision or determination made by us (whether with respect to a change of control of the operating company or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, or otherwise set forth in the operating agreement.
In addition, the operating agreement provides that, to the fullest extent that a Maryland corporation may indemnify and advance expenses to directors and officers of a Maryland corporation under the laws of the State of Maryland, the operating company will indemnify, and will pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any indemnitee (as defined in the operating agreement) who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service as an indemnitee. The operating agreement provides that, without limitation, the foregoing indemnity will extend to any liability of any indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the operating company or any subsidiary of the operating company (including, without limitation, any indebtedness that the operating company or any subsidiary of the operating company has assumed or taken subject to). The operating agreement further provides that the operating company may indemnify each indemnitee to the fullest extent permitted by law and the operating agreement. The operating agreement provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the operating agreement, and that the termination of any proceeding by conviction of an indemnitee or upon a plea of nolo contendere or its equivalent by an indemnitee, or an entry of an order of probation against an indemnitee prior to judgment, does not create a presumption that such indemnitee acted in a manner contrary to that specified in the operating agreement with respect to the subject matter of such proceeding. The operating agreement further provides that any indemnification pursuant to the operating agreement will be made only out of the assets of the operating company, and neither the managing member nor any other holder will have any obligation to contribute to the capital of the operating company or otherwise provide funds to enable the operating company to fund its indemnification obligations under the operating agreement. Under the operating agreement, an “indemnitee” includes us, as managing member, each of our present or former directors and officers of the operating company or the managing member, and such other persons (including affiliates or employees of the managing member or the operating company) as the operating company may designate from time to time in its sole and absolute discretion.
The operating company’s obligation to indemnify or advance expenses under the operating agreement to any such person shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from any other person, including the managing member or from any insurance policy or policies.
Business Combinations and Dissolution of our Operating Company
Subject to the limitations on the transfer of our interest in our operating company described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member,” we generally have the exclusive power to cause our operating company to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. We may also elect to dissolve our operating company without the consent of any additional member.
Redemption Rights of Qualifying Parties
Beginning 14 months after first acquiring such common units, each member and some assignees of the members will have the right, subject to the terms and conditions set forth in the operating agreement, to require our operating company to redeem all or a portion of the common units held by such member or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the operating agreement. Our operating company’s obligation to redeem common units does not arise and is not binding against our operating company until the 31st business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the common units tendered for redemption.
On or before the close of business on the 30th business day after a holder of common units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter and described in the section entitled “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock,” elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the operating agreement. The operating agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.
Transfers of Membership Interests
Restrictions on Transfers by Members.   Until the expiration of 14 months after the date on which a member acquires a membership interest, no member generally may directly or indirectly transfer all or any portion of such membership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of membership interests, except as provided for in the operating agreement, to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the member will have the right to transfer all or any portion of its membership interest without our consent to any person that is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to certain provisions of our operating agreement and the satisfaction of conditions specified in the operating agreement, including minimum transfer requirements and our right of first refusal.
Restrictions on Transfers by the Managing Member.   Except as described below, any transfer of all or any portion of our membership interest in our operating company, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of the non-managing members (excluding, for purposes of such consent, any outstanding LTIP Units). Subject to the rights of holders of any class or series of membership interest, we may transfer all (but not less than all) of our managing membership interest without the consent of the non-managing members in connection with a permitted termination transaction, which is a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets not in the ordinary course of business, or a reclassification, recapitalization or change in any outstanding shares of our stock or other outstanding equity interests, if:
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in connection with such event, all of the members will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the operating agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

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substantially all of the assets of our operating company will be owned by a surviving entity (which may be our operating company or another limited liability company or entity) in which the members of our operating company holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating company and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other non-managing members or owners of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.
We may also transfer all (but not less than all) of our interest in our operating company to an affiliate of us without the consent of any non-managing members, subject to the rights of holders of any class or series of membership interest.
In addition, any transferee of our interest in our operating company must be admitted as a managing member of our operating company, assume, by operation of law or express agreement, all of our obligations as managing member under the operating agreement, accept all of the terms and conditions of the operating agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a managing member.
We may not voluntarily withdraw as the managing member of our operating company without the consent of a majority in interest of the non-managing members, other than upon the transfer of our entire interest in our operating company and the admission of our successor as a managing member of our operating company.
LTIP Units
Our operating company is authorized to issue a class of units of membership interest designated as “LTIP Units.” We may cause our operating company to issue LTIP Units to persons who provide services to or for the benefit of our operating company, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as members of our operating company, without the approval or consent of any additional member. Further, we may cause our operating company to issue LTIP Units in one or more classes or series, with such terms as we may determine, without the approval or consent of any additional member. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.
Conversion Rights.   Vested LTIP Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested LTIP Units) into common units, upon notice to us and our operating company, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP Units is at least equal to our capital account balance with respect to an equal number of common units. We may cause our operating company to convert vested LTIP Units eligible for conversion into an equal number of common units at any time, upon not less than three calendar days notice prior to the conversion date.
If we or our operating company is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating company to convert any vested LTIP Units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating company must use commercially reasonable efforts to cause each member (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.
Transfer.   Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent, and subject to the same restrictions, as common units, as described above in the section entitled “— Transfers of Membership Interests.”
Voting Rights.   Members holding LTIP Units are entitled to vote together as a class with members holding common units on all matters on which members holding common units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.

Adjustment of LTIP Units.   If our operating company takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP Units.
Preferred Units
Our operating company is authorized to issue preferred units. As of February 7, 2024, there are no preferred units issued or outstanding. Preferred units rank senior to the common units and LTIP Units. Holders of series preferred units are entitled to receive preferential cash distributions in an amount to be fixed at the time of issuance of such units. Holders of preferred units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating company that are substantially similar to those of our preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of our operating company, only to the extent consistent with a liquidation in accordance with positive capital account balances). Preferred units are also subject to redemption by our operating company in connection with our reacquisition of shares of our preferred stock. See the section entitled “Description of Capital Stock — Preferred Stock.”
Conversion Rights.   Preferred units will be converted into common units in the event of a conversion of our preferred stock, at the option of holders of shares of preferred stock pursuant to the articles supplementary designating the terms of the preferred stock, as described above in the section entitled “Description of Capital Stock — Preferred Stock.”
Transfer.   Preferred units are transferrable to the same extent as common units, as described above in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member.”
Voting Rights.   The managing member will not have any voting or consent rights in respect of its membership interest represented by the preferred units.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership and disposition of our capital stock or the operating company’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares and other debt securities) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to “we,” “our” and “us” mean only Healthpeak Properties, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

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the legislative history of the Code;

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administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders, and holders of the operating company’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or the operating company’s debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the purchase, ownership and disposition of our capital stock and the operating company’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company
General.   Prior to the UPREIT reorganization, whereby the entity previously known as Healthpeak Properties, Inc. (“Old Healthpeak”) became a wholly owned subsidiary of Healthpeak in a transaction intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code, Old Healthpeak was known as Healthpeak Properties, Inc. and Healthpeak was known as New Healthpeak, Inc. In connection with the UPREIT reorganization, Old Healthpeak became a “qualified REIT subsidiary” of Healthpeak and Healthpeak changed its name to Healthpeak Properties, Inc. Old Healthpeak then converted into a Delaware limited liability company and changed its name to Healthpeak OP, LLC. Prior to the UPREIT reorganization, Old Healthpeak elected to be taxed as a REIT and was organized and operated in a manner intended to qualify as a REIT. As a result of the UPREIT reorganization, Healthpeak is treated as a continuation of Old Healthpeak for U.S. federal income tax purposes. Accordingly, references in this summary to “us,” “we,” or “our” include Old Healthpeak in its capacity as a REIT prior to the UPREIT reorganization, to the extent the context contemplates periods prior to the UPREIT reorganization.
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay U.S. federal income tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because specified cure provisions are met, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the headings “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock” and “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Preferred Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Operating Company, the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of the operating company and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We and the operating company own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than directly or indirectly operating or managing a lodging or healthcare facility, or directly or indirectly providing to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.”

Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, certain foreign currency gains and discharge of indebtedness) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

A portion of our rental income is derived from leases of health care properties to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.
Also, our taxable REIT subsidiaries may not operate or manage a health care property or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:
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First, the health care property must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

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Second, the health care property must be managed by an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each health care property that we lease to our taxable REIT subsidiaries is a qualified health care property, and each health care property manager engaged by our taxable REIT subsidiaries to manage each health care property is an eligible independent contractor. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our health care property investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our health care properties will qualify as “rents from real property.”

We generally do not intend, and, as the managing member of the operating company, we do not intend to permit the operating company, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time we may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest will also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•
our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating company, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of the operating company, we intend to cause the operating company to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the operating company or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the operating company or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe harbor provisions referenced above.
Currently, certain of our taxable REIT subsidiaries provide services to certain of our tenants and may pay us rent and, from time to time, we may enter into additional leases or arrangements with our taxable REIT subsidiaries to provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and the operating company own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
In addition, we may own or acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we own or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the operating company’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the operating agreement of the operating company authorizes us, as the managing member of the operating company, to take such steps as may be necessary to cause the operating company to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our U.S. federal corporate income tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we or the operating company may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to regular U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Operating Company, the Subsidiary Partnerships and the Limited Liability Companies
General.   All of our investments are held indirectly through the operating company. In addition, the operating company holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in the operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the operating company or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the operating company or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event.

If so, we might incur a tax liability without any related cash payment. We believe that the operating company and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the operating company and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. In addition, our operating company may, from time to time, acquire interests in property in exchange for interests in our operating company. The relevant partnership and/or limited liability company agreements of our operating partnership and our subsidiary partnerships require that allocations be made in a manner consistent with Section 704(c) of the Code. Section 704(c) of the Code provides partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we have agreed to or choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership or subsidiary partnerships could cause us to be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   Under current tax law, and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including the operating company, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and the Operating Company’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or the operating company’s debt securities. This discussion is limited to holders who hold our capital stock or the operating company’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock or the operating company’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or the operating company’s debt securities being taken into account in an applicable financial statement;

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persons deemed to sell our capital stock or the operating company’s debt securities under the constructive sale provisions of the Code; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR THE OPERATING COMPANY’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or the operating company’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or the operating company’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or the operating company’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or the operating company’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

•
increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•
in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•
is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A

REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder would be with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Proposed Treasury Regulations, if finalized, would provide additional guidance for determining whether a REIT is a domestically controlled qualified investment entity and clarify, among other things, that ownership by non-U.S. persons (other than persons treated as United States persons as described in the preceding sentence) will be determined by looking through pass-through entities and certain U.S. corporations. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as recognizing gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of the Operating Company’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by the operating company. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
Tax Consequences Applicable to U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Tax Consequences Applicable to Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the operating company’s capital or profits;

•
the non-U.S. holder is not a controlled foreign corporation related to the operating company through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of The Operating Company’s Debt Securities — Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the

non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or the operating company’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on the operating company’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on the operating company’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or the operating company’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on the operating company’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or the operating company’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on the operating company’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or the operating company’s debt securities.
Other Tax Consequences State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or the operating company’s debt securities.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the method of distribution including the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers, agents or remarketing firms and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.
Underwriters, Agents and Remarketing Firms
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

The underwriters in any particular offering will be stated in the applicable prospectus supplement or free writing prospectus, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such securities to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These transactions include commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed for trading on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of preferred stock, depositary shares, debt securities or warrants offered by this prospectus on any securities exchange; any such listing with respect to any particular preferred stock, depositary shares, debt securities or warrants will be described in an applicable prospectus supplement or free writing prospectus, as the case may be.
In connection with any offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may cause the price of securities to be higher than it would be in the absence of the transactions. The underwriters are not required to engage in these activities and, if they commence these transactions, may discontinue any of these activities at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and, with respect to certain matters of Maryland law, Ballard Spahr LLP, Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Healthpeak Properties, Inc. incorporated by reference in this prospectus, and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements and schedules of Physicians Realty Trust included in Healthpeak Properties, Inc.’s Current Report on Form 8-K filed on February 7, 2024, and incorporated by reference in this prospectus, and the effectiveness of Physicians Realty Trust’s internal control over financial reporting, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Questions concerning the terms of the consent solicitation, and requests for additional copies of this prospectus supplement, may be directed to the Information and Tabulation Agent at its address and telephone number set forth below.
The Information and Tabulation Agent is:
Global Bondholder Services Corporation
65 Broadway — Suite 404
New York, New York 10006
Attention: Corporate Actions
E mail: contact@gbsc-usa.com
Banks and Brokers Call Collect: (212) 430-3774
All Others Call Toll Free: (855) 654-2015
The Solicitation Agents are:

Barclays Capital Inc.
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Liability Management Group
Facsimile: (646) 834-0584
Call Collect: (212) 528-7581
Toll Free: (800) 438-3242
Email: us.lm@barclays.com
Morgan Stanley & Co LLC 1585 Broadway New York, New York 10036 Attention: Global Debt Advisory Group Toll Free: (800) 624-1808 Collect: (212) 761-1057 Email: debt_advisory@morganstanley.com